UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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JOHNSON CONTROLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Johnson Controls, Inc.
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, Wisconsin 53201-0591

Notice of 2011
Annual Meeting
and Proxy Statement

Date of Notice: December 10, 2010

NOTICE OF THE 2011
ANNUAL MEETING OF SHAREHOLDERS

Johnson Controls, Inc. will hold the Annual Meeting of Shareholders on Wednesday, January 26, 2011, at 1:00 P.M. CST at the Grand Hyatt Hotel, 600 East Market Street, San Antonio, Texas. The purposes of the Annual Meeting are as follows:

1.	To elect four directors, with the following as the Board’s nominees:
Natalie A. Black
Robert A. Cornog
William H. Lacy
Stephen A. Roell

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;

3.	To approve a proposed amendment to the Johnson Controls, Inc. Restated Articles of Incorporation to allow for a majority voting standard for uncontested elections of directors;

4.	To approve the Johnson Controls, Inc. Annual Incentive Performance Plan;

5.	To approve the Johnson Controls, Inc. Long-Term Incentive Performance Plan;

6.	To consider an advisory vote on compensation of our named executive officers;

7.	To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers;

and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5 and 6, and a vote of “THREE YEARS” for item 7. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

If you were a shareholder of record at the close of business on November 18, 2010, you are entitled to vote at the Annual Meeting.

If you have any questions about the Annual Meeting, please contact:

Johnson Controls, Inc.
Shareholder Services X-76
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591
(414) 524-2363
(800) 524-6220

By Order of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 26, 2011.

Our proxy statement and our 2010 annual report to shareholders on Form 10-K are available at http://www.johnsoncontrols.com/proxy.

Johnson Controls, Inc.
5757 North Green Bay Avenue
Post Office Box 591
Milwaukee, WI
53201-0591

December 10, 2010

Dear Shareholder:

The Johnson Controls Annual Shareholders Meeting will convene on Wednesday, January 26, 2011, at 1:00 P.M. CST at the Grand Hyatt Hotel, 600 East Market Street, San Antonio, Texas. We are mailing to shareholders on or about December 10, 2010 our proxy statement, which details the business we will conduct at the Annual Shareholders Meeting and the Company’s Annual Report on Form 10-K for fiscal year 2010. Shareholders should not regard the Annual Report on Form 10-K, which contains our audited financial statements, as proxy solicitation materials. If you have elected not to receive printed proxy materials, you may access them at http://www.johnsoncontrols.com/proxy.

We are pleased to once again offer multiple options for voting your shares. As detailed in the “Questions and Answers” section of this proxy statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

To ensure that you have a say in the governance of Johnson Controls and the compensation of its executive officers, it is important that you vote your shares. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights as a shareholder and participate in the future of the Company.

Thank you for your continued support of Johnson Controls.

Sincerely,

JOHNSON CONTROLS, INC.

Stephen A. Roell
Chairman and Chief Executive Officer

QUESTIONS AND ANSWERS	3
*PROPOSAL ONE: ELECTION OF DIRECTORS	12
BOARD INFORMATION	18
*PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011	29
AUDIT COMMITTEE REPORT	30
*PROPOSAL THREE: APPROVAL OF PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF JOHNSON CONTROLS, INC. TO PROVIDE FOR A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS;	33
*PROPOSAL FOUR: APPROVAL OF THE JOHNSON CONTROLS, INC. ANNUAL INCENTIVE PERFORMANCE PLAN;	35
*PROPOSAL FIVE: APPROVAL OF THE JOHNSON CONTROLS, INC. LONG-TERM INCENTIVE PERFORMANCE PLAN;	38
*PROPOSAL SIX: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS;	41
*PROPOSAL SEVEN: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS;	42
COMPENSATION COMMITTEE REPORT	42

• COMPENSATION DISCUSSION AND ANALYSIS	43

• EXECUTIVE COMPENSATION	43

• DIRECTOR COMPENSATION	67

• POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL	68
JOHNSON CONTROLS SHARE OWNERSHIP	77
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	78
APPENDIX A: JOHNSON CONTROLS, INC. ANNUAL INCENTIVE PERFORMANCE PLAN	A-1
APPENDIX B: JOHNSON CONTROLS, INC. LONG-TERM INCENTIVE PERFORMANCE PLAN	B-1

*	Agenda items for the Annual Meeting

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are voting on SEVEN proposals:

1.	Election of four directors for a term of three years, with the following as the Board’s nominees:
           Natalie A. Black
           Robert A. Cornog
           William H. Lacy
           Stephen A. Roell

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;
3.	Approval of a proposed amendment to the amended and restated articles of incorporation of Johnson Controls, Inc. to provide for a majority voting standard for uncontested elections of directors;
4.	Approval of the Johnson Controls, Inc. Annual Incentive Performance Plan;
5.	Approval of the Johnson Controls, Inc. Long-Term Incentive Performance Plan;
6.	Advisory vote on compensation of our named executive officers; and
7.	Advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

Q:	What are the voting recommendations of the Board?

A:	The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the director nominees;
•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;
•	FOR approval of the proposal to adopt a majority voting standard;
•	FOR approval of the Johnson Controls, Inc. Annual Incentive Performance Plan;
•	FOR approval of the Johnson Controls, Inc. Long-Term Incentive Performance Plan;
•	FOR the Company’s compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement; and
•	for a frequency of every THREE YEARS for future non-binding shareholder advisory votes on compensation of our named executive officers.

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a person whom they believe will carry out our present policies.

Q:	Who can vote?

A:	If you hold shares of our Common Stock, CUSIP No. 478366107, as of the close of business on November 18, 2010, then you are entitled to one vote per share at the Annual Meeting. There is no cumulative voting.

Q: How do I vote?

A:	There are four ways to vote:

•	by Internet at http://www.eproxy.com/jci/ We encourage you to vote this way as it is the most cost-effective method;
•	by toll-free telephone at 1-800-560-1965;
•	by completing and mailing your proxy card; or
•	by written ballot at the Annual Meeting.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;
•	returning a later-dated proxy card;

•	notifying Jerome D. Okarma, Vice President, Secretary and General Counsel, by written revocation letter to the Milwaukee address listed on the front page; or

•	completing a written ballot at the Annual Meeting.

Q:	Is my vote confidential?

A:	Yes. Only the inspectors of the election and certain individuals, independent of our company, who help with the processing and counting of the vote have access to your vote. Our directors and employees may see your vote only if we need to defend ourselves against a claim or in the event of a proxy solicitation by someone other than our company.

Q:	Who will count the vote?

A:	Wells Fargo Bank, N.A. will count the vote. Its representatives will serve as the inspectors of the election.

Q:	Why is it important for me to vote?

A:	Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors and other non-routine matters unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now need to communicate your voting instructions to your broker, bank or other financial institution before the date of the shareholders meeting.

If you do not vote, your shares may not be represented at the Annual Meeting. This may result in matters not receiving the number of votes necessary for their approval. This holds especially true this year due to recent rule changes. The Securities and Exchange Commission (SEC) recently amended a rule to re-categorize director elections and votes on executive compensation as “non-routine” matters. This rule change prohibits your broker from voting your shares in director elections without your direction. For all proposals that shareholders will consider at the Annual Meeting other than Proposal Two, if you own shares in “street name” and do not direct your broker how to vote your shares on the proposals, the result is a “broker non-vote.” The effect of a “broker non-vote” varies by proposal, as we discuss below.

Q:	What is the effect of not voting on proposals One, Two, Four, Five, Six, and Seven?

A:	It will depend on how you have your share ownership registered.

•	Shares you own in “street name” through a broker and do not vote: In this case, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares at its discretion depending on the proposals before the meeting. Your broker may vote your shares at its discretion on “routine matters.” Your broker may not, however, vote your shares on proposals that are not “routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares count toward the quorum requirement, but they may not affect the outcome of the vote of shareholders on the non-routine matter. We believe that Proposal Two — ratification of our auditor — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. Proposals One, Three, Four, Five, Six, and Seven are non-routine matters. Broker non-voted shares will not impact:

•	the election of directors (Proposal One);
•	whether shareholders approve or reject Proposals Four, Five or Six; or
•	the choice of the frequency of the advisory vote on compensation of our named executive officers (Proposal Seven).

•	Shares you own that are directly registered in your name and you do not vote: In this case, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not impact:

•	the election of directors (Proposal One);
•	whether shareholders approve or reject Proposals Four, Five or Six; or
•	the choice of the frequency of the advisory vote on compensation of our named executive officers (Proposal Seven).

•	Shares you own through a Johnson Controls retirement or employee savings and investment plan (also called a 401(k) plan) for which you do not direct the trustee to vote your shares: In this case, the trustee will vote the shares credited to your account on all of the Proposals in the same proportion as the voting of shares for which the trustee receives direction from other participants. The trustee will vote the shares in the same manner if the trustee does not receive your proxy card by January 21, 2011.
•	If you sign and return a proxy card for your shares but you do not indicate a voting direction, then the shares you hold will be voted FOR each of the nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three, FOR Proposal Four, FOR Proposal Five, and FOR Proposal Six, not voted on Proposal Seven, and voted in the discretion of the persons named as proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

Q:	What is the effect of not voting or abstaining on the proposed amendment to the Amended and Restated Articles of Incorporation to adopt a majority voting standard (Proposal Three)?

A:	Proposal Three is a non-routine matter, meaning that a broker may not vote your shares on this proposal without your voting instructions. Broker non-votes, failures to vote, and abstentions all have the same effect as votes cast against this proposal. If less than two-thirds of outstanding shares do not vote FOR management’s proposal to approve an amendment to the Amended and Restated Articles of Incorporation to provide for a majority voting standard for uncontested election of directors, the Articles will not be amended.

Q:	What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?

A:	It will depend on each proposal.

•	For Proposal One: Shareholders will elect the four director nominees receiving the greatest number of votes.
•	For Proposal Two: The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011.
•	For Proposal Three: Holders of two-thirds of all of the shares entitled to vote on the proposal must vote “for” to approve the amendment to the Amended and Restated Articles of Incorporation to provide for a majority voting standard for uncontested elections of directors.
•	For Proposals Four and Five: The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the incentive performance plans.
•	For Proposal Six: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the advisory vote on compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
•	For Proposal Seven: The frequency of the advisory vote on compensation of our named executive officers receiving the greatest number of votes — every three years, every two years or every one year — will be the frequency that shareholders approve. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Q:	What shares are covered by my proxy card?

A:	The shares covered by your proxy card represent the shares of our Common Stock that you own that are registered with our company and our transfer agent, Wells Fargo Bank, N.A., including those shares you own through our dividend reinvestment plan and employee stock purchase plan. Additionally, shares that our employees and retirees own that are credited to our employee retirement and savings and investment plans (401(k) plans) are also covered by your proxy card. The trustee of these plans will vote these shares as directed.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are held in more than one account. You should vote the shares on all of your proxy cards using one of the four ways to vote. To provide better shareholder services, we encourage you to have all of your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank, N.A., toll-free at 1-877-602-7397.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on November 18, 2010 can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first-arrival basis.

Q:	What do I need to do to attend the Annual Meeting?

A:	To attend the Annual Meeting, please follow these instructions:

•	If shares you own are registered in your name or if you own shares through a Johnson Controls retirement or employee savings and investment plan, bring your proof of ownership of our Common Stock and a form of identification;
•	If a broker or other nominee holds your shares, bring proof of your ownership of our Common Stock through such broker or nominee and a form of identification; or
•	Bring the attendance card you received with the attached proxy materials and a form of identification.

Q:	Will there be a management presentation at the Annual Meeting?

A:	Management will give a brief presentation at the Annual Meeting.

Q:	Can I bring a guest?

A:	While bringing a guest is not prohibited, please be aware that seating is limited at the Annual Meeting.

Q:	What is the quorum requirement of the Annual Meeting?

A:	A majority of the shares outstanding on November 18, 2010 constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast “FOR” or “AGAINST” any of the proposals. On the record date, 676,875,168 shares of our Common Stock were outstanding and entitled to vote at the annual meeting.

Q: How much did this proxy solicitation cost?

A:	We will primarily solicit proxies by mail, and we will cover the expense of such solicitation. Georgeson Inc. will help us solicit proxies from all brokers and nominees at a cost to our company of $12,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

Q: How do I recommend or nominate someone to be considered as a director for the 2012 Annual Meeting?

A:	You may recommend any person as a candidate for director by writing to Jerome D. Okarma, our Vice President, Secretary and General Counsel. The Corporate Governance Committee reviews all submissions of recommendations from shareholders. The Corporate Governance Committee will determine whether the candidate is qualified to serve on our Board of Directors by evaluating the candidate using the criteria contained under the “Director Qualifications” section of the Company’s Corporate Governance Guidelines, which is discussed in the “Board Information — Nominating Committee Disclosure” section.

If shares you own are registered in your name and you are entitled to vote at the Annual Meeting, then you may nominate any person for director by writing to Mr. Okarma. Your letter must include all of the information required by our By-Laws including, but not limited to, your intention to nominate a person as a director, the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to be named in our proxy statement as a nominee and to serve as a director. Under our current By-laws, to nominate a person as a director for the 2012 Annual Meeting, a shareholder must send written notice not less than 90 days and not more than 120 days prior to the first anniversary of the 2011 Annual Meeting. Therefore, because the 2011 Annual Meeting will take place on January 26, 2011, we must receive notice of shareholder intent to nominate a person as a director no sooner than September 28, 2011 and no later than October 28, 2011. A copy of the Corporate Governance Guidelines is provided at our website at http://www.johnsoncontrols.com/governance, or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement and these materials will be mailed to you at no cost.

Q: When are shareholder proposals due for the 2012 Annual Meeting?

A:	Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, we must receive shareholder proposals by August 12, 2011 to consider them for inclusion in our proxy materials for the 2012 Annual Meeting.

Q: What are the requirements for proposing business other than by a shareholder proposal at the 2012 Annual Meeting?

A:	A shareholder who intends to propose business at the 2012 Annual Meeting, other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must comply with the requirements set forth in our By-Laws. Among other things, a shareholder must give us written notice of the intent to propose business before the Annual Meeting within the 30-day timeframe described above relating to nominating a person as a director. Therefore, based upon the Annual Meeting date of January 26, 2011, Mr. Okarma, the Company’s Secretary, must receive notice of shareholder intent to propose business before the 2012 Annual Meeting, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, no sooner than September 28, 2011, and no later than October 28, 2011.

If the notice is received after October 28, 2011, then the notice will be considered untimely and we are not required to present the shareholder information at the 2012 Annual Meeting. If the Board of Directors chooses to present any information submitted after October 28, 2011, other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, at the 2012 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2012 Annual Meeting may exercise discretionary voting power with respect to such information.

Q: Where can I find Corporate Governance materials for Johnson Controls?

A:	We have provided our Corporate Governance Guidelines, Ethics Policy, Disclosure Policy, Insider Trading Policy, and the Charters for the Audit, Compensation, Corporate Governance, Executive, and Finance Committees of our Board of Directors, as well as our Disclosure Committee, on our website at http://www.johnsoncontrols.com/governance. Our Securities and Exchange Commission, or SEC, filings (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 insider trading transactions) are available at http://www.johnsoncontrols.com/investors.

The Ethics Policy is applicable to the members of the Board of Directors and to all of our employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to or waivers of the Ethics Policy that the Board of Directors approves will be disclosed on our website. We are not including the information contained on our website as part of or incorporating it by reference into this Proxy Statement.

Q: How can I obtain Corporate Governance materials for Johnson Controls if I do not have access to the Internet?

A:	You may receive a copy of our Corporate Governance materials free of charge by:

•	contacting Shareholder Services at 1-800-524-6220; or
•	writing to:
Johnson Controls, Inc.
Attn: Shareholder Services X-76
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:	What is the process for reporting possible violations of Johnson Controls policies?

A:	Employees may anonymously report a possible violation of our policies by calling 866-444-1313 in the U.S. and Canada. Toll-free telephone numbers and instructions in most local languages can be found at http://jci.ethicspoint.com Reports of possible violations of the Ethics Policy may also be made to Jerome D. Okarma, our Vice President, Secretary and General Counsel, at Jerome.D.Okarma@jci.com or to the attention of Mr. Okarma at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201. Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee, Robert A. Cornog, at Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201. Reports of possible violations of the Ethics Policy that the complainant wishes to go directly to the Board may be addressed to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201.

Q:	How do I obtain more information about Johnson Controls?

A:	To obtain additional information about our company, you may contact Shareholder Services by:

•	calling 1-800-524-6220;
•	visiting the website at http://www.johnsoncontrols.com; or
•	writing to:
Johnson Controls, Inc.
Attn: Shareholder Services X-76
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:	Is the proxy statement available online?

A:	Yes, we have provided the proxy statement on our website at http://www.johnsoncontrols.com/proxy.

Q:	If more than one shareholder lives in my household, how can I obtain an extra copy of this proxy statement?

A:	Pursuant to the rules of the SEC, services that deliver our communications to shareholders who hold their stock through a broker or other nominee may deliver to multiple shareholders sharing the same address a single copy of our proxy statement unless we have received prior instructions to the contrary. Upon written or oral request, we will mail a separate copy of the proxy statement and annual report to any shareholder at a shared address to which a single copy of each document was delivered. Conversely, upon written or oral request, we will cease delivering separate copies of the proxy statement and annual report to any shareholders at a shared address to which multiple copies of either document were delivered in the past. You may contact us with your request by calling or writing to Shareholder Services at the address or phone number provided above. We will mail materials that you request at no cost. You can also access the proxy statement and annual report online at www.johnsoncontrols.com/proxy.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Promptly return your proxy card or choose to vote via telephone or the Internet, which will help to reduce the cost of this solicitation.

PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD NOMINEES

At the Annual Meeting, four directors will be elected for terms expiring in 2014. The Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Natalie A. Black, Robert A. Cornog, William H. Lacy, and Stephen A. Roell, all of whom are current directors of our company. Each person whom shareholders elect as a director will serve until the Annual Meeting of Shareholders in 2014, or until his or her successor has been duly qualified and elected.

The Board believes that the directors of Johnson Controls collectively have backgrounds and skills important for Johnson Controls’ business. The follow biographies summarize the experiences, qualifications, attributes, and skills that qualify our nominees and continuing directors to serve as directors of the Company. They do not include personal traits such as candor, integrity, time commitment or collegiately that are essential for directors, nor do they contemplate independence issues, which are evaluated separately.

The Board recommends that you vote FOR the election of
Natalie A. Black, Robert A. Cornog, William H. Lacy, and Stephen A. Roell.

Natalie A. Black
Director since 1998
Age 60
Senior Vice President, General Counsel and Corporate Secretary, Kohler Co., Kohler, Wisconsin, since 2001 (manufacturer and marketer of plumbing products, power systems and furniture). Ms. Black served as a Group President for Kohler Co. from 1998 to 2001. Ms. Black has also served as General Counsel since 1991 and Group Vice President — Interiors from 1986 to 1998. Ms. Black holds a bachelors degree in economics and mathematics from Stanford University, a law degree from Marquette University Law School, and completed the program for management development at Harvard Business School.
Ms. Black brings to the Board, among other skills and qualifications, expertise in brand management, distribution, sales, and marketing from her executive management experience at Kohler Co. Her role as general counsel of a large Wisconsin-based multinational company provides the Board with meaningful insight into federal and state regulatory matters.
Ms. Black is a member of the Company’s Corporate Governance and Finance Committees.

Robert A. Cornog
Director since 1992
Age 70
Retired Chairman of the Board of Directors, Chief Executive Officer and President, Snap-on Inc., Kenosha, Wisconsin (tool manufacturer). Mr. Cornog served as Chief Executive Officer and President from 1991 to 2001 and as Chairman from 1991 to 2002. Mr. Cornog is a director of Wisconsin Energy Corp. (“We Energies”). Mr. Cornog serves on the Audit Committee of We Energies. Within the past five years, Mr. Cornog also served on the board of Oshkosh Corporation (automotive and truck manufacturer).
Mr. Cornog brings to the Board, among other skills and qualifications, years of senior leadership experience in managing Snap-on, Inc. As President and Chairman of Snap-on, Inc., he gained valuable expertise leading an international organization that operated in the highly competitive tool manufacturing industry. His experience as a member of the Risk Committee at Snap-on and significant service on the Audit and Oversight Committee at Wisconsin Energy Corp. provides the Board with financial and risk management expertise.
Mr. Cornog is chair of the Company’s Audit Committee and a member of the Executive and Corporate Governance Committees. Non-management members of the Board elected him to serve as Lead Director on July 28, 2010.

William H. Lacy
Director since 1997
Age 65
Retired Chairman and Chief Executive Officer, MGIC Investment Corp., Milwaukee, Wisconsin. Mr. Lacy retired in 1999 after a 28-year career at MGIC Investment Corp. and its principal subsidiary, Mortgage Guaranty Insurance Corp. (MGIC), the nation’s leading private mortgage insurer. Mr. Lacy is a Director of Ocwen Financial Corp. He serves on the Corporate Governance Committee and is the Chairman of the Compensation Committee of Ocwen Financial Corp. Within the past five years, Mr. Lacy also served on the board of ACA Capital Holdings, Inc.
Mr. Lacy brings to the Board, among other skills and qualifications, financial expertise and significant experience as a senior executive of a large public company. He has management experience and an in-depth knowledge of finance, insurance and banking from his long-time employment at MGIC. Mr. Lacy also brings the experience of serving as a director of other public companies.
Mr. Lacy is chair of the Company’s Finance Committee and a member of the Executive and Compensation Committees.

Stephen A. Roell
Director since 2004
Age 60
Chief Executive Officer, President and Chairman of the Board of Directors, Johnson Controls, Inc. Mr. Roell was elected President in 2009, chairman in 2008, and Chief Executive Officer in 2007. He served as Vice Chairman from 2005 to 2007 and as Executive Vice President from 2004 to 2007. Previously, Mr. Roell served as Chief Financial Officer of Johnson Controls, Inc. from 1991 to 2005, as Senior Vice President from 1998 to 2004, and as Vice President from 1991 to 1998. Mr. Roell joined the Company in 1982.
The Board believes that Mr. Roell’s strong leadership skills, extensive business experience, and knowledge of the Company, its products and services is tremendously valuable to the Board. In addition to his other skills and qualifications, Mr. Roell’s position as both Chairman and Chief Executive Officer of Johnson Controls serves as a vital link between management and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management’s perspective on business and strategy. Mr. Roell brings to the Board a broad strategic vision for the Company, which is valuable to developing and implementing the Company’s strategic growth initiatives.
Mr. Roell is chair of the Company’s Executive Committee.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF ITS NOMINEES.

CONTINUING DIRECTORS

Terms Expire at the 2012 Annual Meeting:

Dennis W. Archer
Director since 2002
Age 68
Chairman and CEO, Dennis W. Archer PLLC, Detroit, Michigan (law firm); gender and diversity consultant to Wal-Mart, Inc. (retail stores). Mr. Archer served as Chairman of Dickinson Wright PLLC, Detroit, Michigan (law firm) from 2002 to 2009. Mr. Archer also served as Chairman of the Board of Directors of the Detroit Regional Chamber from 2006 to 2007 and as President of the American Bar Association from 2003 to 2004. Mr. Archer served as Mayor of Detroit from 1994 to 2001 and as Associate Justice of the Michigan Supreme Court from 1986 to 1990. Mr. Archer is a director of Compuware Corp. and Masco Corp., serving on the Audit and Corporate Governance Committees of Masco Corp. and on the Compensation and Executive Committees of Compuware Corp.
Mr. Archer’s long career as an attorney, judge, and public servant provides the Board with invaluable experience in addressing the issues and challenges facing the Company. His position as mayor of Detroit gives him management and government relations experience. Mr. Archer’s experiences and qualifications also include his active involvement in other public company boards and charitable organizations.
Mr. Archer is a member of the Company’s Compensation and Corporate Governance Committees.

Richard Goodman
Director since 2008
Age 62
Executive Vice President of Global Operations, PepsiCo, Inc., Purchase, New York since 2010 (food and beverage producer). From 2006 to 2010, Mr. Goodman served as Chief Financial Officer of PepsiCo. Prior to 2006, he served in a variety of senior financial positions at that company, including CFO of PepsiCo International, CFO of PepsiCo Beverages International, and General Auditor. Mr. Goodman joined PepsiCo in 1992, having previously worked with W.R. Grace in a variety of global senior financial roles.
Mr. Goodman brings to the Board, among other skills and qualifications, years of financial management, risk management, and auditing expertise from his various positions at PepsiCo and W.R. Grace. He has invaluable experience in mergers and acquisitions, investment, and corporate finance from his many years of service at global corporations.
Mr. Goodman is a member of the Company’s Audit and Finance Committees.

Terms Expire at the 2013 Annual Meeting:

David P. Abney
Director since 2009
Age 55
Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., Atlanta, Georgia (package delivery, supply chain and freight services provider) since 2007. Mr. Abney served as President of UPS Airlines from 2007 to 2008, and he served as Senior Vice President and President of UPS International from 2003 to 2007. Within the past five years, Mr. Abney also served as a director of Allied Waste Industries Inc.
Mr. Abney brings to the Board, among other skills and qualifications, management experience and international business expertise from his roles in the senior management of United Parcel Service, Inc. As COO of UPS, Mr. Abney has advanced knowledge of global logistics and international human resources. His experiences also includes service on the boards of a number of non-profits and industry groups.
Mr. Abney is a member of the Company’s Audit and Corporate Governance Committees.

Robert L. Barnett
Director since 1986
Age 70
Retired Executive Vice President, Motorola, Inc., Schaumburg, Illinois (manufacturer of electronics products). Mr. Barnett served as Executive Vice President of Motorola from 2003 to 2005. Prior to that, he served as President and Chief Executive Officer, Commercial, Government and Industrial Solutions Sector, Motorola, Inc., from 1998 to 2002. Mr. Barnett is a director of Central Vermont Public Service Corp. (utility) and USG Corp. (construction products manufacturer). Mr. Barnett is Chairman of the Compensation Committee of Central Vermont Public Service and is Chairman of the Audit Committee of USG Corp. Within the past five years, Mr. Barnett also served on the board of EF Johnson Technologies, Inc.
Mr. Barnett brings to the Board, among other skills and qualifications, industrial and functional expertise in the electronics industry from his career with Motorola, Inc. He also has significant management experience from his senior management role with that global electronics corporation. His time as a Senior Baldrige Examiner and service on boards of other public corporations provides valuable insight into corporate governance best practices. Mr. Barnett is a Licensed Professional Engineer, giving the Board technical knowledge and experience. He possesses a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of Risk Metrics ISS.
Mr. Barnett is chair of the Company’s Corporate Governance Committee and a member of the Audit and Executive Committees.

Eugenio Clariond Reyes-Retana
Director since 2005
Age 67
Retired Chairman and Chief Executive Officer, Grupo IMSA S.A., Nuevo Leon, Mexico (industrial conglomerate specializing in steel, aluminum and plastic products). He served as Chief Executive Officer of Grupo IMSA S.A. from 1985 through 2006 and as Chairman from 2003 through 2006. Mr. Clariond serves as a director of Navistar International Corp. (truck and diesel engine manufacturer), Texas Industries, Inc. (cement and concrete production), Mexichem, S.A. (chemicals and petrochemicals), The Mexico Fund, Inc. (finance), and Grupo Financiero Banorte S.A. (finance). Mr. Clariond serves on the Audit Committees of Mexichem, S.A., Texas Industries, Inc., and The Mexico Fund, Inc. and is a member of the Compensation Committee of Mexichem, S.A. Mr. Clariond will come off the board and committees of The Mexico Fund, Inc. in early 2011. Within the last five years, Mr. Clariond also served on the board of Grupo Industrial Saltillo.
Mr. Clariond brings to the Board, among other skills and qualifications, management and functional experience in the automotive industry from his career at Grupo IMSA, S.A. He has served on boards of multi-national publicly-traded companies operating in the United States, Mexico, and other Latin American countries, giving him valued international expertise. Mr. Clariond’s service with Texas Industries, Inc. and Grupo IMSA, S.A., gives him unique insight into the construction industry. He provides significant insights into international finance and investment based on his directorships with The Mexico Fund, Inc. and Grupo Financiero Banorte S.A.
Mr. Clariond is a member of the Company’s Compensation and Finance Committees.

Jeffrey A. Joerres
Director since 2001
Age 51
Chairman, Chief Executive Officer and President of Manpower Inc., Milwaukee, Wisconsin (provider of employment services). Mr. Joerres served as Senior Vice President of European Operations from 1998 to 1999 and as Senior Vice President of Major Account Development from 1995 to 1998. Prior to joining Manpower, Joerres held the position of Vice President of Sales and Marketing for ARI Network Services, a publicly held, high-tech electronic data interchange company. Mr. Joerres is a director of Artisan Funds (mutual fund) and the Federal Reserve Bank of Chicago. Mr. Joerres serves on the Audit Committee of Artisan Funds.
Mr. Joerres brings to the Board, among other skills and qualifications, experience in management, labor and employment through his various senior management positions at Manpower Inc. His position as a current CEO of this large global company provides the Board with valuable insights into corporate best practices in the service industry as well as with mergers and acquisitions.
Mr. Joerres is chair of the Company’s Compensation Committee and a member of the Executive and Finance Committees.

BOARD INFORMATION

Retirement of Southwood J. Morcott:	Mr. Southwood J. Morcott will retire as a director on December 31, 2010 after having reached our mandatory retirement age for directors. He has served as a director since 1993 and is currently in the class whose terms expire at the 2012 Annual Meeting.
Mr. Morcott is a former Chairman of the Board, President, and Chief Executive Officer of Dana Corp., Toledo, Ohio (vehicular and industrial systems manufacturer). Within the past five years, Mr. Morcott also served as a director at Navistar International Corp. (truck and truck engine manufacturer) and CSX Corp. (transportation industry).
Mr. Morcott has brought to the Board, among other skills and qualifications, years of management experience and extensive knowledge of the automotive industry from his time as CEO of Dana Corporation. He has extensive expertise implementing global strategies and talent management. The board has also benefitted from the experience Mr. Morcott has gained serving on the boards of other large, multi-national corporations in the automotive and transportation industries.
Our Board of Directors has not at this time taken formal action to nominate a candidate to serve as a director after Mr. Morcott’s retirement, but the Corporate Governance Committee is in the process of identifying and qualifying appropriate candidates.
Board Structure:	As a result of the retirement of Mr. Morcott, the size of our Board of Directors will decrease to 10 effective upon his retirement, which we expect to be a temporary change. This action did not require a By-laws amendment because our current By-laws provide for a range of no less than 10 nor more than 13 members. Directors are divided into three classes. At each Annual Meeting, the term of one class expires. Directors in each class serve three-year terms, or until the director’s earlier retirement pursuant to the Corporate Governance Guidelines, or until his or her successor is duly qualified and elected.
Shareholder and Other Interested Party Communication with the Board:	We encourage shareholder and other interested party communication with directors. General communication with any member of the Board may be sent to his or her attention at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. You may send communications regarding financial or accounting policies to the Chairman of the Audit Committee and Lead Director, Robert A. Cornog, at Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. You may send other communications to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at the address noted above. We screen these communications for security purposes.
Director Attendance at the Annual Meeting:	We have a long-standing policy of director attendance at the Annual Meeting. Ten of eleven, or 91%, of the directors attended the 2010 Annual Meeting of Shareholders.

Nominating Committee Disclosure:	The Corporate Governance Committee serves the nominating committee role. We describe the material terms of this role in the committee’s Charter, a description of which appears under the “Board Committees” section of this proxy statement. The committee’s Charter, the Corporate Governance Guidelines, and the committee’s procedures are published at http://www.johnsoncontrols.com/governance. The “Committee Independence” section of the Corporate Governance Guidelines requires that all members of the committee be independent, as defined by the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. The committee has a process under which it identifies and evaluates all director candidates, regardless of whether nominated as required by the By-laws or recommended. To identify director candidates, the committee maintains a file of recommended potential director nominees (including those recommended by shareholders), solicits candidates from current directors, evaluates recommendations and nominations by shareholders, and has retained for a fee recruiting professionals to identify and evaluate candidates. The committee uses the following criteria, among others, to evaluate any candidate’s capabilities to serve as a member of the Board: skill sets, professional experience, independence, other time demands (including service on other boards), diversity, technical capabilities, and international and industry experience. Further, the committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries, such as automotive and electronics, and in functional areas, such as finance, manufacturing, technology, and investing. The Chairman of the Board and the Chairperson of the committee will also lead an evaluation of each candidate who may stand for reelection based upon the preceding criteria before recommending such director for reelection. The committee will evaluate all director candidates in a similar manner regardless of how each director was identified, recommended, or nominated. No candidates for director were nominated by third parties during the year.

BOARD COMMITTEE MEMBERSHIP

Corporate
	Audit	Executive	Compensation	Governance	Finance
David P. Abney	✓			✓

Dennis W. Archer			✓	✓

Robert L. Barnett	✓	✓		*

Natalie A. Black				✓	✓

Robert A. Cornog†	*	✓		✓

Richard Goodman	✓				✓

Jeffrey A. Joerres		✓	*		✓

William H. Lacy		✓	✓		*

Southwood J. Morcott‡			✓	✓

Eugenio Clariond Reyes-Retana			✓		✓

Stephen A. Roell		*

* Chair of Committee

✓ Committee Member

†	Lead Director

‡	Mr. Morcott will retire from our Board as of December 31, 2010.

Board Meetings

In fiscal year 2010, the Board held a total of six regular meetings. During fiscal year 2010, each Director attended 100% of Board meetings and at least 86% of Board committee meetings for the committees on which the director served. The Board amended its Corporate Governance Guidelines in July 2010 to provide for a lead director position; previously, the Board had a presiding director. The lead director is an independent director who is appointed by the affirmative vote of a majority of non-management directors. In addition, the Board requires executive sessions of the non-management directors at least twice annually. During these executive sessions, the lead director has the responsibility, among other things, to lead the meeting, set the agenda, and determine the information to be provided. When the Chairperson is unavailable for regular Board meetings, the lead director has the same responsibilities for regular Board meetings.

Board Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the NYSE’s listing standards for the independence of directors. The Board has established categorical standards of independence to assist it in making determinations of director independence, which we have set forth in the Company’s Corporate Governance Guidelines and posted on our website (at http://www.johnsoncontrols.com/governance).

Under these standards, we will not consider the following relationships that currently exist or that have existed, including during the preceding three years, to be material relationships that would impair a director’s independence:

a)	A family member of the director is or was an employee (other than an executive officer) of our company.

b)	A director, or a family member of the director, receives or received less than $120,000 during any twelve-month period in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service. We will not consider compensation that (a) a director receives for former service as an interim Chairperson or Chief Executive Officer or other executive officer of our company or (b) a family member of the director receives for service as a non-executive employee of our company.

c)	A director, or a family member of the director, is a former partner or employee of our company’s internal or external auditor but did not personally work on our company’s audit within the last three years; or a family member of a director is employed by an internal or external auditor of our company but does not participate in such auditor’s audit, assurance or tax compliance practice.

d)	A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of our company’s present executives serve on that company’s compensation committee.

e)	A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company, that makes payments (other than contributions to tax exempt organizations) to or receives payments from our company for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues.

f)	A director is or was an executive officer, employee or director of, or has or had any other relationship with, a tax exempt organization to which our company’s and its foundation’s contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues.

g)	A director is a shareholder of our company.

h)	A director has a relationship that currently exists or that has existed with a company that has a relationship with our company, but the director’s relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

i)	A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with our company but the family member is not an executive officer of that company.

j)	A family member of the director has a relationship with our company but the family member is not an immediate family member of the director. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

k)	Any relationship that a director (or an immediate family member of the director) previously had that constituted an automatic bar to independence under NYSE listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

l)	A director (or an immediately family member of the director) has purchased products or services from the Company in a transaction on standard pricing and terms that arose in the ordinary course of the Company’s business in an amount which, in any single fiscal year, does not exceed $1 million.

The Board has affirmatively determined by resolution that each of Ms. Black and Messrs. Abney, Archer, Barnett, Clariond Reyes-Retana, Cornog, Goodman, Joerres, Lacy, and Morcott is independent. Based on the NYSE’s listing standards and our Corporate Governance Guidelines, the Board affirmatively determined that Mr. Roell is not independent. The Board is comprised of greater than two-thirds independent directors.

When making its director independence determinations, based on the information provided by the directors, the executive officers, and a survey by the Company’s legal and finance departments, the Board of Directors was aware of the following:

•	our business relationship with UPS and its subsidiaries (package delivery, supply chain and freight services provider) of which Mr. Abney is the senior vice president and chief operating officer;

•	our business relationship with the law firm Dickinson Wright, of which Mr. Archer was chairman until December 31, 2009;

•	our relationship with The American Club (hotel and conference services) — an affiliate of Kohler Company — of which Ms. Black is the senior vice president, general counsel, and corporate secretary;

•	our business relationship with PepsiCo. Inc. (food and beverage producer), of which Mr. Goodman is executive vice president of global operations and former chief financial officer; and

•	our business relationship with Manpower Inc. and its subsidiaries (provider of employment services) of which Mr. Joerres is the chairman, chief executive officer and president.

All the business relationships noted above were entered into on standard pricing and terms as arose in the ordinary course of the Company’s business. The amounts involved in each relationship did not exceed the greater of $1 million or 2% of either company’s revenue. As a result, each qualified under a categorical standard of independence that the Board previously approved (paragraph (e) in the listing above), and therefore, none of the relationships was a material relationship that impaired the director’s independence.

Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers, or nominees for director, or any of their immediate family members; and

•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Under our policies, each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. In addition, the questionnaire we send annually to directors and executive officers solicits information regarding related person transactions that are currently proposed or that occurred since the beginning of our last fiscal year. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to the Company’s best interests. Any related person transaction must also be disclosed to the full Board of Directors.

The Board and Audit Committee reviewed and approved the following transactions completed in the prior fiscal year with directors and executive officers pursuant to our policies:

•	Executive officer who participated in the Company’s public debt offerings of Equity Units and 6.50% Convertible Senior Notes due September 30, 2012 (the “Senior Notes”), and whose participation exceeded $120,000, purchased securities in the prior fiscal year in the following aggregate amounts: Dave Myers — $500,000. Mr. Myers purchased the security from the underwriters for the offerings at the same prices and on the same terms that applied to unaffiliated purchasers of the securities.

•	Executive officer who participated in the Company’s (i) Offer to Exchange its Equity Units in the prior fiscal year for a cash payment and shares of Common Stock and (ii) Offer to Exchange the Senior Notes in the prior fiscal year for a cash payment and shares of Common Stock, and whose participation exceeded $120,000, received cash and acquired shares of our Common Stock in the following aggregate amounts: David Myers — 29,147 shares and $46,763 in exchange for 6,000 Equity Units. Mr. Myers participated in the exchange offer at the same prices and on the same terms that applied to unaffiliated participants.

Board Succession Plan

We designed the Board Succession Plan to maintain effective shareholder representation. The plan has three important elements. First, the Plan sets the mandatory retirement age for directors as the last day of the calendar year in which a director reaches his or her 72nd birthday. Second, the Plan states that no director may serve as a committee chair of the same committee for more than five consecutive years or of any committee after the last day of the calendar year in which the director reaches his or her 70th birthday. Before a committee chair reaches his or her 70th birthday, we will implement a transition process in which the new chair will work collaboratively with the retiring chair as they transition duties and responsibilities. Third, the Plan requires that at the time a Chief Executive Officer either resigns or retires from our company, he or she must resign and retire from the Board as well, following a transition period upon which the Chief Executive Officer and the Compensation Committee mutually agree.

We provide the Corporate Governance Guidelines and Corporate Governance Committee Charter on our website at http://www.johnsoncontrols.com/governance, or you may request a copy of these materials by contacting Shareholder Services at the address or phone number that we provide in the “Questions and Answers” section of this proxy statement.

Board Evaluation

Each year, the Board conducts an evaluation of the nominees, the committees, and the Board to determine their effectiveness. The Corporate Governance Committee annually determines the manner of these evaluations to ensure that the Board receives accurate and insightful information. During fiscal year 2010, each nominee underwent a performance review, and each director provided an evaluation of each nominee, to determine each nominee’s effectiveness. Based on that input, areas were identified where each nominee could make an enhanced contribution to the Board. As a result of the quality of the information gained through these evaluation processes, the Board was able to objectively evaluate its processes and to enhance its procedures to ensure greater director, committee and Board effectiveness.

Board Oversight of Risk

Johnson Controls has a comprehensive risk management program. Directors are involved in the program in the following ways:

•	The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Board oversees the implementation of Johnson Controls’ strategic plan and the risks inherent in the operation of its businesses. In 2008, the Company implemented an Enterprise Risk Management (ERM) process to identify, assess, prioritize and manage a broad set of risks across the corporation. These risks fell into six categories: external risk, strategic risk, operational risk, people risk, financial risk, and legal and compliance risk. The assessment process was administered by the corporate strategic planning department and the Board received an annual overview of top risks along with plans for managing and, where appropriate, mitigating them. These activities supplemented a rigorous internal audit function that reported regularly to the Audit Committee.

•	In 2010, the Board endorsed an expansion of Johnson Controls’ ERM program. The Company created a Risk Committee to provide increased leadership focus and more frequent risk related communication with the Board. The Risk Committee is comprised of the following senior leaders: Chief Executive Officer, Chief Financial Officer, EVP Human Resources, Associate General Counsel, Executive Director Strategic Planning, and a Senior Business Leader from each of the Company’s three business units. The Committee meets regularly to actively manage the ERM program and has increased the Company’s overall awareness of enterprise risk. The Committee created, and the Board reviewed, a series of statements outlining the Company’s risk appetite. The Committee reviews areas of risk within the operations and regularly identifies potential emerging risks. They report their findings, discussion and recommendations to the Board in detailed minutes and at regularly scheduled reviews. These reviews occur at an annual dedicated risk management session and as part of the Board’s annual review of the Company’s strategy in May and July.

•	The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Each of the Board committees is responsible for oversight of risk management practices for categories of top risks relevant to their functions, as summarized below. The Board as a group also reviews risk management practices and a number of significant risks in the course of their reviews of corporate strategy, business plans, reports of Board committee meetings and other presentations.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan, and five-year strategic plan (including matters affecting capital allocation); major litigation and regulatory exposures and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions and divestitures; senior management succession planning.

Audit Committee	Risks and exposures associated with financial reporting and disclosure, tax, accounting, internal controls, and financial policies.

Corporate Governance Committee	Risks and exposures relating to Johnson Controls’ programs and policies relating to corporate governance; director independence; conflicts of interest; ethics; and director candidate and succession planning.

Compensation Committee	Risks and exposures associated with leadership assessment, management succession planning, recruiting and retention and executive compensation programs and arrangements, including incentive plans.

Finance Committee	Risks and exposures associated with capital structure, credit and liquidity, financing, employee pension and savings plans (including their relative investment performance, asset allocation strategies and funded status), and significant capital investments and acquisitions.

Accordingly, while each of the four committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company’s overall Enterprise Risk Management program.

Shareholders who are interested can learn more about the program in section 1.2 of the current GRI Report at http://www.johnsoncontrols.com/publish/us/en/sustainability/reporting/GRI_report.html. However, neither the program nor the other contents of the website are incorporated in or made a part of this proxy statement.

Board Committees

Executive Committee:  The primary functions of the committee are to exercise all the powers of the Board when the Board is not in session, as the law permits. The Executive Committee held two meetings last year.

Audit Committee:  The primary functions of the committee are to:

•	Review and discuss the audited financial statements with management for inclusion of the financial statements and related disclosures in our Annual Report on Form 10-K and in our quarterly filings on Form 10-Q;

•	Review annually the internal audit and other controls that management establishes;

•	Review the results of management’s and the independent registered public accounting firm’s assessment of the design and operating effectiveness of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Review and discuss with management and our independent registered public accounting firm our financial reporting process and our critical accounting policies;

•	Appoint and oversee the compensation and work of our independent registered public accounting firm;

•	Review management’s evaluation of our independent registered public accounting firm;

•	Review the audit plans prepared by internal audit and the independent registered public accounting firm;

•	Review applicable confidential reporting of possible concerns regarding internal accounting controls, accounting and auditing matters;

•	Pre-approve all auditing services and permitted non-audit services that our independent registered public accounting firm will perform;

•	Review related persons transactions and decide whether to approve or ratify a related person transaction;

•	Disclose any related person transaction to the full Board of Directors;

•	Review the Company’s tax situation and significant tax planning initiatives;

•	Review the status of major information technology plans;

•	Review the Company’s risk assessment process and risk management policies including reviewing the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposure;

•	Report the results or findings of all activities to the Board on a periodic basis; and

•	Review annually the committee’s performance and report its findings and recommendations to the Board.

The Audit Committee held nine regular meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

Compensation Committee:  The primary functions of the committee are to:

•	Recommend to the Board the selection and retention of officers and key employees;

•	Review and approve compensation for the Chief Executive Officer and senior executives;

•	Administer and approve amendments to the executive compensation plans except for such amendments that require Board approval;

•	Establish objectives, determine performance, and approve salary adjustments of the Chief Executive Officer;

•	Approve disclosure of executive compensation related information in our proxy statement;

•	Approve the retention and termination of outside compensation consultants;

•	Review our executive compensation programs with outside consultants and recommend such programs to the Board;

•	Review annually the committee’s performance and report its findings and recommendations to the Board;

•	Review a management succession plan and recommend management succession decisions;

•	Review and approve employment related agreements for the Chief Executive Officer and senior executives;

•	Report the results or findings of these activities to the Board on a periodic basis; and

•	Periodically review Pension Plan design.

The Compensation Committee held five meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines. In addition, no member of the Compensation Committee has served as one of our officers or employees at any time. The committee exercises the Board’s powers regarding compensation of our executive officers. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance Committee:  The primary functions of the committee are to:

•	Recommend to the Board nominees for directors;

•	Consider shareholder-recommended candidates for election as directors;

•	Recommend the size and composition of the Board;

•	Develop guidelines and criteria for the qualifications of directors for Board approval;

•	Approve director compensation programs;

•	Approve committees, committees’ rotational assignments, and committee structure for the Board;

•	Approve and review performance criteria for the Board;

•	Ensure formalization of written ethics policy and employee education in the policy;

•	Review and recommend corporate governance practices and policies of our company;

•	Review and decide on conflicts of interest that may affect directors;

•	Report the results or findings of these activities to the Board on a periodic basis; and

•	Review annually the committee’s performance and report its findings and recommendations to the Board.

The Corporate Governance Committee held six meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

Finance Committee:  The primary functions of the committee are to:

•	Review major financial risk exposures and management’s plans to monitor and control such exposures;

•	Review and approve, within the limits established by the Board, our capital appropriations matters;

•	Monitor actual performance of significant capital appropriations against original projections;

•	Annually review and recommend to the Board of Directors capital expenditure authorization levels;

•	Review capital structure, financing plans, and other significant treasury policies;

•	Review and approve our policies governing long term investment goals and asset allocation targets for significant defined benefit and defined contribution plans;

•	Approve funding for significant defined benefit and defined contribution plans;

•	Monitor performance of significant defined benefit and defined contribution plans;

•	Review dividend policy and share repurchase programs; and

•	Review annually the committee’s performance.

The Finance Committee held five meetings last year. All members of the Finance Committee are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

PricewaterhouseCoopers LLP has audited our financial statements for many years. The Audit Committee appointed them as the Company’s independent registered public accounting firm for fiscal year 2011.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

If the appointment is not ratified, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter that the Board of Directors has adopted. The Audit Committee, which reviews the charter at least annually, amended it in November 2010. The charter is available on our website at http://www.johnsoncontrols.com/governance. Each member of our Audit Committee meets our independence requirements and the New York Stock Exchange’s independence requirements and the Corporate Governance Guidelines. The Board of Directors has determined that Messrs. Abney, Barnett, Cornog, and Goodman are Audit Committee financial experts as defined by the rules of the Securities and Exchange Commission.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of our company. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

During fiscal year 2010, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. The Audit Committee held nine meetings. Specifically, the Committee, among other actions:

•	reviewed and discussed our quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC with management and the independent auditor;

•	reviewed with management, the independent auditor and the internal auditor, management’s assessment of the effectiveness of our internal control over financial reporting, and the effectiveness of our internal control over financial reporting;

•	reviewed with the independent auditor, management and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and internal auditor;

•	met in periodic executive sessions with each of the independent auditor, management, and the internal auditor; and

•	received the annual letter provided to the Company pursuant to PCAOB Ethics and Independence Rule 3526 from PricewaterhouseCoopers LLP, confirming its independence.

The Audit Committee has reviewed and discussed our audited consolidated financial statements and related footnotes for the fiscal year ended September 30, 2010, and the independent auditor’s report on those financial statements, with our management and independent auditor. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP presented the matters required to be discussed with the Audit Committee by Statement on Auditing Standards 61, as amended, “The Auditor’s Communication with those charged with governance” and SEC Regulation S-X, Rule 2-07 “Communication with Audit Committees.” This review included a discussion with management and the independent auditor about the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee selects our independent registered public accounting firm for each fiscal year. During the fiscal year ended September 30, 2010, PricewaterhouseCoopers LLP was employed principally to perform the annual audit and to render other services. Fees we paid to PricewaterhouseCoopers LLP for each of the last two fiscal years are listed in the following table.

	Fiscal Year	Fiscal Year
	2009	2010

Audit Fees	$18,349,000	$19,631,000
Audit-Related Fees	$1,105,000	$1,500,000
Tax Fees	$3,207,000	$3,616,000
All Other Fees	$—	$45,000

Audit fees include fees for services performed to comply with audit standards of the Public Company Accounting Oversight Board (United States), including the recurring audit of our consolidated financial statements, issuance of consents and the audit of our internal control over financial reporting for fiscal year 2010. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions, and related reserves and assistance with and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding accounting principles generally accepted in the U.S., reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of SEC and Sarbanes-Oxley Act requirements, audits of pension and other employee benefit plans, and audit services not required by statute or regulation.

Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

All other fees primarily include fees associated with training seminars related to accounting, finance and tax matters.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, and it pre-approved 100% of all such services in fiscal year 2010. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of and a budgeted amount for particular categories of non-audit services that are recurring in nature and, therefore, anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on registered public accounting firm independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance the company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. Based on its review of the discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K.

Robert A. Cornog, Chairman
David P. Abney
Robert L. Barnett
Richard Goodman
Members, Audit Committee

PROPOSAL THREE:
APPROVE A PROPOSED AMENDMENT TO THE JOHNSON CONTROLS, INC.
RESTATED ARTICLES OF INCORPORATION TO ALLOW FOR A MAJORITY
VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS

The Company is asking shareholders to approve a proposed amendment to the Company’s Restated Articles of Incorporation (the “Articles”) to allow for a majority voting standard for uncontested elections of directors. The Board of Directors of the Company has approved amendments to the Company’s By-Laws that will implement a majority voting standard if shareholders approve the Articles amendment. Following is a supporting statement, a summary of the proposed amendment and the text of the proposed amendment. The summary is qualified in its entirety by reference to the full text of the proposed Articles amendment. If shareholders approve the Articles amendment at this meeting, a majority voting standard will apply to uncontested elections of directors at future shareholders meetings of the Company.

Supporting Statement and Summary:  The Wisconsin Business Corporation Law requires that, unless otherwise provided in a company’s articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting. In this context, “plurality” means that the nominees for election as directors with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election, assuming a quorum is present. The Articles are currently silent as to the voting standard for election of directors. As a result, implementing a majority voting standard for director nominees running in an uncontested election requires that the shareholders approve an amendment to the Articles adopted by the Board of Directors. The proposed amendment to the Articles would allow the Company’s By-Laws to provide for a majority vote standard, and the Board of Directors has approved amendments to the Company’s By-Laws that will provide for a majority voting standard if shareholders approve the Articles amendment. Under the proposed majority voting standard, for an individual to be elected to the Board of Directors in an “uncontested election” the number of votes cast favoring the individual’s election must exceed 50% of the number of votes cast with respect to the individual’s election. Abstentions and broker non-votes would not be considered votes cast. In addition to votes against an individual, directions to withhold authority would be considered votes cast and would have the same effect as votes against an individual. An uncontested election would generally be defined as any election of directors in which the number of candidates for election as directors does not exceed the number of directors to be elected.

The majority voting provisions would not apply to vacancies on the Board of Directors (including a vacancy resulting from an increase in the number of directors) filled by a vote of the Board of Directors. In a contested election, a plurality voting standard would continue to apply.

Proposed Amendment of the Company’s Restated Articles of Incorporation:  At its July 28, 2010 meeting, the Board of Directors approved the adoption of a majority voting standard for uncontested elections of directors through the addition of a new paragraph (B) to Article IV, Board of Directors, of the Articles. The effectiveness of the additional paragraph, which reads as follows, is subject to shareholder approval of the amendment:

“(B) The By-laws of the Corporation may provide that, to the extent provided in such By-laws, an individual shall be elected a director of the Corporation by the shareholders if, and only if, the number of votes cast favoring that individual’s election exceeds the number of votes cast opposing that individual’s election at any meeting for the election of directors at which a quorum is present, subject to the terms and conditions set forth within such By-laws. For purposes of clarity, the provisions of the foregoing sentence do not apply to vacancies on the Board of Directors (including a vacancy resulting from an increase in the number of directors) filled by a vote of the Board of Directors.”

Potential Amendments of the Company’s By-Laws:  At the same meeting, the Board of Directors also approved amendments to the Company’s By-Laws in connection with the Articles amendment to permit a change in the voting standard applicable to elections of directors. The effectiveness of these By-Laws amendments is subject to shareholder approval of the proposed Articles amendment.

If shareholders approve the proposal to amend the Articles, the Articles amendment will become effective upon the filing of articles of amendment of the Articles with the Wisconsin Department of Financial Institutions. The Company would make that filing promptly after the annual meeting.

If the proposal is not approved, no amendment will be made to the Articles. In addition, the amendments to the Company’s By-Laws will not become effective, and the existing plurality voting standard will remain in place in all elections of directors.

Approval and Ratification of the proposed amendment to the Restated Articles of Incorporation: The affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock entitled to vote at the annual meeting is required to approve the Articles amendment. Abstentions and broker non-votes will have the effect of votes against approval of the Articles amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO ALLOW FOR A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS.

PROPOSAL FOUR:
APPROVAL OF THE JOHNSON CONTROLS, INC.
ANNUAL INCENTIVE PERFORMANCE PLAN

The Company is asking shareholders to approve the Johnson Controls, Inc. Annual Incentive Performance Plan (the “AIPP”). The AIPP was previously reviewed and approved by shareholders in 2006, and was last amended and restated effective as of January 1, 2008. This annual incentive plan is a very important component of our overall compensation strategy. The incentive plan enables the Company to motivate and focus our employees on our financial and strategic objectives for the year. These financial and strategic objectives are important to executing our business strategy, delivering long-term value to shareholders, and sustaining our credibility with investors.

We use a high level of corporate governance standards to successfully manage the incentive plan. The Compensation Committee of our Board of Directors is responsible for administering this plan, and at the start of each year it reviews and approves the performance objectives and incentive opportunity for plan participants. Before any incentive payments are made for a year, the Compensation Committee will review the plan, will review the results for each of the performance objectives under the plan, and will certify the calculation of the incentive payment for each of the Company’s officers. The financial objectives that are set each year under the plan are tied directly to the Company’s financial plan, which serves as the roadmap for the Company and is discussed in detail with the full Board of Directors. In addition, the Company has adopted an Executive Compensation Incentive Recoupment Policy covering executive officers of the Company. We disclose all of the details of the annual incentive plan in the executive compensation section of our proxy statement. We strive for transparency, so that shareholders can readily understand the terms of the plan and the formula used to calculate incentive payments to our officers.

The AIPP enables the Company to pay compensation as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The following summary description is qualified by reference to the full text of the AIPP, which is attached to this proxy statement as Appendix A.

Summary of Proposal.  The Company provides an annual incentive opportunity to certain employees, the payment of which is dependent upon achieving defined performance objectives.

The purpose of the AIPP is to motivate key employees to achieve outstanding performance based on performance measures that are aligned with the Company’s strategic goals. Under the AIPP, the Company establishes potential awards and pertinent performance criteria at the beginning of each performance period. After the end of each performance period, the amount payable to a participant will be determined based upon actual performance.

Key Terms of the AIPP.

Administration.  The Compensation Committee administers the AIPP with respect to executive officers, and the Chief Executive Officer of the Company administers the AIPP with respect to all other participants. The Committee and the Chief Executive Officer are referred to in this section as the “Administrator.”’ The Administrator may delegate some or all of its authority to officers of the Company, except that the Committee may not delegate authority with respect to awards that are intended to comply with Section 162(m).

Eligibility.  In general, all employees of the Company and of its affiliates are eligible to participate in the AIPP. As of October 1, 2010, the number of eligible individuals was approximately 2,500. The Administrator selects, in its sole discretion, the eligible employee participants in the AIPP. Although participants are generally selected prior to or during the first 90 days of a performance period, the Administrator may select a key employee to become a participant during a performance period, such as when a key employee is hired or promoted into an eligible position.

Grant of awards.  Annual awards which have a performance period of no more than one fiscal year may be granted under the AIPP. The fiscal year may be that of the Company or any affiliate, as determined by the Administrator. At the time it selects a participant, the Administrator will determine whether to grant an annual award to such participant.

At the time it makes an award, the Administrator specifies the performance period, the potential amount that may be earned under the award and the performance goals that must be met for an amount to be paid. The AIPP provides that the Administrator may use any one or more of the following financial performance measures for purposes of establishing the performance goals:

•   Basic earnings per common share for the Company on a consolidated basis

•   Diluted earnings per common share for the Company on a consolidated basis

•   Total shareholder return

•   Net sales

•   Cost of sales

•   Gross profit

•   Selling, general and administrative expenses

•   Operating income

•   Earnings before interest and provision for income taxes (EBIT)

•   Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA)

•   Net income

•   Accounts receivable

•   Inventories

•   Trade working capital

•   Return on equity

•   Return on assets

•   Return on invested capital

•   Return on sales

•   Economic value added, or other measure of profitability that considers the cost of capital employed

•   Free cash flow

•   Net cash provided by operating activities

•   Net increase (decrease) in cash and cash equivalents

•   Customer satisfaction

•   Market share

•   Quality

The performance categories described above may be determined for the Company, for an affiliate, or for any business unit or division as the Administrator determines. In addition, with respect to awards that are not intended to comply with Section 162(m), the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above. As to each performance measure that the Administrator selects, the Administrator also establishes specific performance goals and a performance scale that will be used to measure performance and determine the amount payable.

The AIPP permits the Administrator to grant prorated awards or additional awards after the beginning of a performance period to provide appropriate incentives to newly-hired or newly-eligible key employees. The Administrator may also adjust an award to reflect a participant’s demotion or promotion, or transfer of employment among the Company and its affiliates. The Administrator may also generally cancel an award at any time.

Following the end of each performance period, the Administrator will certify the extent to which the performance goals established for that period and any other material terms of the award have been achieved. Based on this result, the Administrator will calculate the performance award amount for each participant. The Administrator has discretion to adjust the annual performance award amount up or down by 20% based on the participant’s individual performance and attainment of the performance goals. However, for participants subject to Section 162(m), the Administrator may only adjust the award amount downward.

Payment of the performance awards is made in cash. Certain participants may be permitted to defer the payment of their performance awards under the Company’s Executive Deferred Compensation Plan.

Other Limitations.  The AIPP provides that the Company may not pay amounts in excess of $6 million to any one participant under any and all annual awards granted to the participant with performance periods that end in the same fiscal year of the Company.

Transferability Restrictions.  Participants generally may not transfer performance awards or subject them in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge.

Termination of Employment.  A participant whose employment terminates prior to the end of a performance period for reasons other than death, disability or retirement generally is not entitled to receive a payment under any performance award for that performance period. If termination is due to death, disability or retirement, unless the Administrator determines otherwise, payment of the award amount will be made at the end of the performance period, but the amount will be prorated to reflect the participant’s period of actual employment during the performance period.

Change of Control.  In connection with a Change of Control (as defined in the AIPP), participants will receive an immediate payment of the maximum amount that could be paid under the performance awards, but prorated to reflect the length of time that has elapsed since the first day of the performance period.

Termination of or Change to the AIPP.  The Committee may from time to time or at any time suspend or terminate the AIPP or amend the AIPP in any manner without obtaining further shareholder approval. However, if the Committee amends the AIPP to increase the maximum amount that can be paid to a participant for any annual award or to change the financial performance categories or to increase the class of employees eligible to participate in the AIPP, then further shareholder approval would be required to retain the benefits afforded by shareholder approval of the AIPP under Section 162(m) in respect of awards to which such changes apply. In addition, the Employee Benefits Policy Committee of the Company may make ministerial or administrative amendments to the AIPP, or changes required for the AIPP to comply with any applicable law.

Effect on Outstanding Awards Under the AIPP.  If the shareholders do not approve the AIPP, all previously granted outstanding awards under the AIPP will still continue to be in effect.

Recent AIPP Changes.  As we noted above, shareholders previously reviewed and approved the AIPP as recently as 2006. The performance measures that we list above include four measures that shareholders have not previously approved. On September 21, 2010, the Compensation Committee amended the AIPP to expand or modify the performance measures to include earnings before interest, taxes, depreciation and amortization (EBITDA); trade working capital; return on sales; quality; and free cash flow.

Approval and Ratification of the AIPP.  An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed Johnson Controls, Inc. Annual Incentive Performance Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE JOHNSON CONTROLS, INC. ANNUAL INCENTIVE PERFORMANCE PLAN.

PROPOSAL FIVE:
APPROVAL OF THE JOHNSON CONTROLS, INC. LONG-TERM INCENTIVE PERFORMANCE PLAN

The Company is asking shareholders to approve the Johnson Controls, Inc. Long-Term Incentive Performance Plan (the “LTIPP”’). The LTIPP was previously reviewed and approved by shareholders in 2006, and was last amended and restated effective as of January 1, 2008. It provides for cash bonuses as an incentive for selected employees to achieve specified performance goals with a view toward enhancing shareholder value. The LTIPP enables the Company to pay compensation as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In order to maintain Section 162(m) status, shareholders must approve the plan at least every five years. The following summary description is qualified in its entirety by reference to the full text of the LTIPP, which is attached to this proxy statement as Appendix B.

Summary of Proposal.  The Company provides a total compensation opportunity for its key employees that includes cash incentive compensation, the payment of which is dependent upon achieving performance objectives. The Company has historically provided this incentive compensation opportunity through its LTIPP and the Johnson Controls, Inc. Annual Incentive Performance Plan (the “AIPP”). The amounts that the Company has paid under the AIPP and LTIPP plans in each of the past three years to the five named executive officers are included in bonus amounts and long-term incentive payouts amounts, respectively, set forth in the Summary Compensation Table.

The purpose of the LTIPP is to motivate key employees to achieve outstanding performance based on performance measures that are aligned with the Company’s strategic goals. Under the LTIPP, the plan administrator establishes potential awards and pertinent performance criteria at the beginning of each performance period. After the end of each performance period, the amount payable to a participant will be determined based upon actual performance.

The effectiveness of all of the new awards under the LTIPP are contingent on shareholder approval of the LTIPP at the 2011 Annual Meeting.

Key Terms of the LTIPP.

Administration.  The Committee administers the LTIPP with respect to executive officers, and the Chief Executive Officer of the Company administers the LTIPP with respect to all other participants. The Committee and the Chief Executive Officer are referred to in this section as the “Administrator.”’ The Administrator may delegate some or all of its authority to officers of the Company, except that the Committee may not delegate authority with respect to awards that are intended to comply with Section 162(m).

Eligibility.  In general, all key employees of the Company and of its affiliates that the Administrator designates are eligible to participate in the LTIPP. As of October 1, 2010, the number of eligible individuals was approximately 80. The Administrator selects, in its sole discretion, the eligible employee participants in the LTIPP. Although participants are generally selected prior to or during the first 90 days of a performance period, the Administrator may select a key employee to become a participant during a performance period, such as when a key employee is hired or promoted into an eligible position.

Grant of Awards.  Long-term awards, which have a performance period of more than one fiscal year may be granted under the LTIPP. The fiscal year may be that of the Company or any affiliate, as determined by the Administrator. At the time it selects a participant, the Administrator will determine whether to grant a long-term award to such participant.

At the time it makes an award, the Administrator specifies the performance period, the potential amount that may be earned under the award and the performance goals that must be met for an amount to be paid. The LTIPP provides that the Administrator may use any one or more of the following financial performance measures for purposes of establishing the performance goals:

•   Basic earnings per common share for the Company on a consolidated basis

•   Diluted earnings per common share for the Company on a consolidated basis

•   Total shareholder return

•   Net sales

•   Cost of sales

•   Gross profit

•   Selling, general and administrative expenses

•   Operating income
• Earnings before interest and provision for income taxes (EBIT)

•   Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA)

•   Net income

•   Accounts receivable

•   Inventories

•   Trade working capital

•   Return on equity

•   Return on assets

• Return on invested capital	• Return on sales

•   Economic value added, or other measure of profitability that considers the cost of capital employed

•   Free cash flow

•   Net cash provided by operating activities

•   Net increase (decrease) in cash and cash equivalents

•   Customer satisfaction

•   Market share

• Quality

The performance categories described above may be determined for the Company, for an affiliate, or for any business unit or division as the Administrator determines. In addition, with respect to awards that are not intended to comply with Section 162(m), the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above.

The LTIPP does not specify target performance for the performance measures. Rather, as to each performance measure that the Administrator selects, the Administrator also establishes specific performance goals and a performance scale that will be used to measure performance and determine the amount payable.

The LTIPP permits the Administrator to grant prorated awards or additional awards after the beginning of a performance period to provide appropriate incentives to newly-hired or newly-eligible key employees. The Administrator may also adjust an award to reflect a participant’s demotion or promotion, or transfer of employment among the Company and its affiliates. The Administrator may also generally cancel an award at any time.

Following the end of each performance period, the Administrator will certify the extent to which the performance goals established for that period and any other material terms of the award have been achieved. Based on this result, the Administrator (or its delegee) will calculate the performance award amount for each participant.

Payment of the performance awards is made in cash. Certain participants may be permitted to defer the payment of their performance awards under the Company’s Executive Deferred Compensation Plan.

Other Limitations.  The LTIPP provides that the Company may not pay amounts in excess of $6 million to any one participant under any and all long-term awards granted to the participant with performance periods that end in the same fiscal year of the Company.

Transferability Restrictions.  Participants generally may not transfer performance awards or subject them in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge.

Termination of Employment.  A participant whose employment terminates prior to the end of a performance period for reasons other than death, disability or retirement generally is not entitled to receive a payment under any performance award for that performance period. If termination is due to death, disability or retirement, unless the Administrator determines otherwise, payment of the award amount will be made at the end of the performance period, but the amount will be prorated to reflect the participant’s period of actual employment during the performance period.

Change of Control.  In connection with a Change of Control (as defined in the LTIPP), participants will receive an immediate payment of the maximum amount that could be paid under the performance awards, but prorated to reflect the length of time that has elapsed since the first day of the performance period.

Termination of or Change to the LTIPP.  The Committee may from time to time or at any time suspend or terminate the LTIPP or amend the LTIPP in any manner without obtaining further shareholder approval. However, if the Committee amends the LTIPP to increase the maximum amount that can be paid to a participant for any annual or long-term award or to change the financial performance categories or to increase the class of employees eligible to participate in the LTIPP, then further shareholder approval would be required to retain the benefits afforded by shareholder approval of the LTIPP under Section 162(m) in respect of awards to which such changes apply. In addition, the Employee Benefits Policy Committee of the Company may make ministerial or administrative amendments to the LTIPP, or changes required for the LTIPP to comply with any applicable law.

Effect on Outstanding Awards Under the LTIPP.  If the shareholders do not re-approve the LTIPP, all previously granted outstanding awards under the LTIPP still will continue to be in effect.

Recent LTIPP Plan Changes.  As we noted above, shareholders previously reviewed and approved the LTIPP as recently as 2006. The performance measures that we list above include four measures that shareholders have not previously approved. On September 21, 2010, the Compensation Committee amended the LTIPP to expand or modify the performance measures to include earnings before interest, taxes, depreciation and amortization (EBITDA); trade working capital; return on sales; quality; and free cash flow.

Approval and Ratification of the LTIPP.  An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed Johnson Controls, Inc. Long-Term Incentive Performance Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE JOHNSON CONTROLS, INC. LONG-TERM INCENTIVE PERFORMANCE PLAN.

PROPOSAL SIX:
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation programs. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the Annual Incentive Performance Plan, Long-Term Incentive Performance Plan, Stock Option Plan, and Restricted Stock Plan make up a majority of the pay that the Company provides to our executives. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation programs, in response to shareholder input, including a number of enhancements mentioned in this proxy statement.

Our company has had a long-standing tradition of delivering performance results for our shareholders, customers, and the community. We are one of the largest 100 companies in the United States (based on revenue) with operations in more than 60 countries throughout the world, and we generate over 60% of our net sales outside of the United States. The executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company. Until the global economy experienced the dramatic financial downturn, our company achieved 62 consecutive years of sales growth and 18 consecutive years of earnings growth, and 33 consecutive years of dividend increases.

Our executive team has successfully managed our company through the recent dramatic economic downturn. For the fiscal year ending September 30, 2010, we grew our revenues by over 20% and our earnings by over 300%, resulting in the second most profitable year in terms of operating income in the history of the Company. Our company is again poised to continue its long-standing tradition of excellence and delivering performance results for our shareholders, our customers, and the communities we operate in and to provide a diverse and engaged workforce.

We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives, as well as to support our culture and traditions that have been around for over 125 years.

•	Our compensation programs are substantially tied into our key business objectives and the success of our shareholders. If value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

•	We maintain the highest level of corporate governance over our executive pay programs.

•	We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices

•	Our Committee, our Chairman and Chief Executive Officer, and our head of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS
DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION
AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL SEVEN:
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company would also like to seek your input with regard to the frequency of future shareholder advisory votes on our executive compensation programs. In particular, we are asking whether the advisory vote should occur every three years, every two years or every year. The Company asks that you support a frequency period of every three years (a triennial vote) for future non-binding shareholder votes on compensation of our named executive officers.

A shareholder advisory vote on executive compensation is very important to the Company. We appreciate the past approval of our incentive pay programs by our shareholders, which have historically occurred every five years. This has served both our company and our shareholders well, ensuring a direct alignment between executive compensation and financial performance results. Setting a three year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every three years will be the most effective timeframe for the Company to respond to shareholders’ feedback and provide the Company with sufficient time to engage with shareholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three year timeframe.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR FUTURE NON-BINDING SHAREHOLDER VOTES ON
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement relating to the 2011 Annual Meeting of Shareholders.

Jeffrey A. Joerres, Chairman
Dennis W. Archer
Eugenio Clariond Reyes-Retana
William H. Lacy
Southwood J. Morcott
Members, Compensation Committee

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

Johnson Controls has had a long-standing tradition of delivering performance results for our shareholders, customers, and the community. We are one of the largest 100 companies in the United States (based on revenue) with operations in more than 60 countries throughout the world, and we generate over 60% of our net sales outside of the United States. The executive pay programs described herein and in the accompanying tables have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company. Until the global economy experienced the dramatic financial downturn, our company achieved 62 consecutive years of consistent sales growth, 18 consecutive years of earnings growth, and 33 consecutive years of dividend increases.

Our executive team has successfully managed our company through the recent dramatic economic downturn. For the fiscal year ending September 30, 2010, we grew our revenues by over 20% and earnings by over 300%, resulting in the second most profitable year in terms of operating income in company history. Our company is again poised to continue its long-standing tradition of excellence and delivering performance results for our shareholders, our customers, and the communities we operate in.

As our shareholders read through this Compensation Discussion and Analysis and the accompanying tables, we believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives, as well as to support our culture and traditions that have guided us for over 125 years.

•	Our pay programs are substantially tied into our key business objectives and the success of our shareholders. If our shareholders value declines, so does the compensation we deliver to our executives. Further, as an executive’s level of responsibility within our organization increases, so does the percentage of total compensation that we link to performance (see sections titled “Objectives of our Executive Compensation Programs” and “Elements of and Allocation of Executive Compensation”).

•	Based on the results of our fiscal year 2009 performance, none of our executive officers, including each of the named executive officers, received an annual performance bonus for fiscal year 2009.

•	We maintain the highest level of corporate governance over our executive pay programs. We closely monitor governance concerns and our Compensation Committee (the “Committee”) ensures that concerns of shareholders are addressed (see section titled “Executive Compensation Governance”).

•	During fiscal year 2010, the Committee amended its Charter and Annual Agenda to formalize the process for assessing risk in incentive compensation plans and policies.

•	During fiscal year 2010, the Committee formalized the process to ensure the independence of our executive compensation consultant.

•	During fiscal year 2009, the Committee adopted an Executive Compensation Incentive Recoupment Policy.

•	We closely monitor the pay programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our pay programs are within the norm of a range of market practices. When norms change, the Committee is responsive in addressing the trends in order to ensure any necessary changes occur in a timely manner.

•	During fiscal year 2010, the Committee eliminated excise tax gross-up payments from any new change of control agreements entered into after July 27, 2010.

•	During fiscal year 2009, the Committee eliminated the payment of gross-ups on perquisites.

•	During fiscal year 2009, the Committee eliminated the right for any new officers elected after September 14, 2009, to terminate employment for any reason during the 30-day period following the first anniversary of a change of control event and receive the change of control payment under the agreement.

•	During fiscal year 2009, our Chief Executive Officer initiated discussions with the Chairman of our Compensation Committee regarding executive officer base salary increases that became effective on October 1, 2008, prior to the economic decline. These discussions resulted in the Committee adopting a resolution in January 2009 that reduced annual base salaries for the remainder of fiscal year 2009 for certain executive officers, including each of the named executive officers, to the base level that was in effect for fiscal year 2008.

•	During fiscal year 2009, the Committee eliminated the provision to accelerate vesting benefits upon death under our Retirement Restoration Plan.

•	During fiscal year 2008, the Committee limited participation in our Executive Survivor Benefits Plan to executive officers hired prior to September 15, 2009.

•	Our Committee, our Chairman and Chief Executive Officer, and our head of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives. The results of the talent review are presented to the Board.

Objectives of Our Executive Compensation Programs

Our decisions regarding executive compensation elements, incentive plan design, and award levels are guided by a series of objectives. Pay for performance is an essential element of our executive compensation philosophy, and performance based pay is the most significant part of the pay we report in the Summary Compensation Table. The main objectives of our executive compensation programs are to:

•	Attract, motivate, and retain a highly qualified and effective global management team to deliver superior performance that builds shareholder value over the long term.

•	Reward the achievement of strategic, financial and leadership objectives that are closely aligned with the interests of our shareholders. Our compensation plans motivate our executives to improve our overall corporate performance and the profitability of the specific business unit for which they are responsible.

•	Recognize an executive’s leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements.

•	Focus our executives on continuing to deliver strong long-term results for our shareholders by placing strong emphasis on equity based incentive compensation and stock ownership by executives and Board members. Long-term equity incentive awards include stock options and restricted stock, which focus and reward executive officers on building shareholder value. We use a multi-year vesting schedule for our stock options and restricted stock to emphasize long-term shareholder value creation and to retain our executives. We have established minimum stock ownership guidelines for our executives and Board members. All of our named executive officers and Board members comply with the ownership guidelines.

•	Provide market competitive compensation levels.

Elements of and Allocation of Executive Compensation

Our executive compensation program consists of the following elements:

•	Base salary;

•	Annual incentive performance awards (an annual cash-based incentive);

•	Long-term incentive performance awards (a rolling three year cash-based incentive);

•	Long-term equity incentives (stock options and restricted stock); and

•	Retirement and other benefits.

Our target pay mix supports our desire for a strong relationship between our corporate and business unit performance and the executive’s pay. The compensation elements based on corporate or business unit performance include our annual cash incentive, long-term cash incentive, and equity incentives. The largest element of pay is delivered through equity awards with multi-year vesting schedule to align our executive officers to the long-term interests of the Company and shareholders. In general, as an executive’s level or responsibility within our organization increases, so does the percentage of total compensation that we link to corporate or business unit performance.

% of Total Target Compensation Allocated to
“At-Risk” Short-Term and
	% of Total	Long-Term Incentives
	Target	Annual	Long-Term
	Compensation	Performance	Performance
	Allocated to	Cash	Cash	Equity
	Base Salary	Incentive(1)	Incentive(1)	Incentives(2)
	(%)	(%)	(%)	(%)

Stephen A. Roell, CEO	14%	17%	15%	54%
Average for the Other	25%	20%	15%	40%
Named Executive Officers

(1)	The amounts shown for Short-Term and Long-Term incentives are based on target awards

(2)	Equity-Based Incentives includes our grants of stock options and restricted stock

We designed our executive compensation programs to discourage excessive risk-taking by our named executive officers by emphasizing long-term compensation and financial performance metrics aligned with shareholder value. As shown in the chart above, on average 80% of the target compensation of our named executive officers is linked to short-term and long-term performance based incentives. For our named executive officers, over 75% of our performance based compensation is linked to long-term incentives. Our long-term cash incentive focuses on financial performance over a three-year period and aims to reward sustainable performance over the longer term. Further, the focus on equity-based compensation, in combination with executive stock ownership requirements, reflects the program’s goals of risk assumption and aligning interests between executives and shareholders.

Executive Compensation Governance

We periodically review our compensation philosophy and make adjustments that are believed to be in the best interests of the Company and our shareholders. Some of the improvements made and actions taken include the following:

1.	Our company’s ultimate objective is on delivering long-term value to shareholders as well as our other stakeholders such as customers and employees. We continually review and adjust our pay programs so that the primary focus is our long-term success. Executives understand that successful long-term decision making is what will allow them to be paid their target compensation. Short term decisions that impair our long term value will reduce an executive’s compensation over the long term. This principle provides the foundation for the governance of our compensation that is in the best interests of shareholders and our other stakeholders.

2.	Our Executive Compensation Incentive Recoupment Policy. This policy covers executive officers of the Company subject to Section 16 of the Securities Exchange Act of 1934 who are elected by our Board. We implemented this policy in fiscal year 2009. Under the policy, the Committee will require reimbursement of incentives paid to elected officers where:

•	The payment was predicated upon the achievement of certain financial results with respect to the applicable performance period that were subsequently the subject of a material restatement other than a restatement due to changes in accounting policy;

•	In the Committee’s view the elected officer engaged in conduct that caused or partially caused the need for the restatement; and

•	A lower payment would have been made to the elected officer based upon the restated financial results.

The amount the Committee requires to be reimbursed is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results. Further, following a material restatement of our financial statements, we will seek to recover any compensation received by our Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Section 304 of the Sarbanes-Oxley Act of 2002.

3.	Our formalized process for assessing risk in incentive compensation plans and policies. During fiscal year 2010 the Committee approved a modification to its charter formalizing the review and approval of an annual risk assessment for incentive compensation plans and policies. In addition, the Committee approved a modification to its annual agenda formalizing the timing for the risk assessment of incentive compensation plans and policies.

4.	Our formalized process for reviewing executive compensation consultant independence. During fiscal year 2010 the Committee formalized the timing and process for reviewing our executive compensation services and fees for Towers Watson, our executive compensation consultant. Annually, the Committee will review the relationship with Towers Watson, including services provided, quality of those services, and fees associated with services during the fiscal year to ensure executive compensation consultant independence is maintained.

Reviewing Our Executive Compensation Programs and Establishing Compensation Levels

The Committee of our Board of Directors (the “Board”) has the sole authority, delegated by our Board, to approve and monitor all compensation and benefit programs (other than broad-based welfare benefit programs) for our executive officers including the officers we name in the Summary Compensation Table (“named executive officers”). The Committee works with our executive management to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development, and retention of executive talent so we can achieve our business objectives and optimize our long-term financial returns. Mr. Roell, in his role as Chairman and Chief Executive Officer, provided input regarding executive compensation levels and changes to our compensation programs by making recommendations to our Committee. Although our Committee considers the recommendations of our Chairman and Chief Executive Officer, our Committee exercises its discretion when making compensation decisions and may modify the recommendations. Our Chairman and Chief Executive Officer does not make recommendations to our compensation committee with respect to his own compensation. The Committee reports its actions and decisions to our Board.

The Committee evaluates executive pay each year, ensuring that our compensation policies and practices are consistent with our philosophy. In evaluating the compensation of our Chief Executive Officer’s direct reports, the Committee also considers the Chief Executive Officer’s recommendations to the Committee. This includes the compensation of the other named executive officers, based on his review of their performance, job responsibilities, importance to our overall business strategy, and our compensation philosophy (including market practice). As noted, our Chief Executive Officer does not make a recommendation to the Committee regarding his own compensation.

The Committee will generally determine an executive officer’s compensation based upon a desire to link compensation to the objectives of our executive compensation programs that we describe above under the “Objectives of Our Executive Compensation Programs.” In addition, when determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentive amounts, our Committee considers a number of factors it deems important, including:

•	The executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

•	The executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

•	The business environment and our business objectives and strategy;

•	The need to retain and motivate our executive officers;

•	Corporate governance and regulatory factors related to executive compensation; and

•	Marketplace compensation levels and practices.

The Committee considers these factors collectively and ultimately uses its judgment in making final decisions concerning compensation.

To support its annual review of our executive compensation and benefit programs for fiscal year 2010, the Committee engaged Towers Watson, an independent compensation consultant, to conduct a marketplace review of the compensation we pay to our executive officers. The Committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Towers Watson received

$236,000 for executive compensation consulting services provided to the Committee during fiscal year 2010.

Towers Watson provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the executive officers. Towers Watson benchmarked our compensation against a group of publicly-traded companies, which we refer to as the “Compensation Peer Group.” Towers Watson also provided market data from general industry as an additional reference. In benchmarking our compensation, Towers Watson used regression analysis to adjust the data based on the revenue sizes of the companies in the Compensation Peer Group and general industry survey to match our revenue size. The Compensation Peer Group, which the Committee annually reviews and updates, consists of companies against which we believe we compete for talent, that are in our industry or a similar industry, have similar market capitalization, or that are similar in size based on revenue. For purposes of the Committee’s annual review of fiscal year 2010 compensation and benefit programs, the following companies comprised the Compensation Peer Group:

• 3M Company	• Emerson Electric Co.	• Lockheed Martin Corp.
• Alcoa Inc.	• General Dynamics Corp.	• Motorola Inc.
• Caterpillar Inc.	• Goodyear Tire & Rubber Co.	• Northrop Grumman Corp.
• Deere & Company	• Honeywell International Inc.	• Raytheon Co.
• Dow Chemical	• Illinois Tool Works	• United Technologies Corp.
• E.I. du Pont de Nemours	• International Paper	• Whirlpool Corp.
• Eaton Corp.	• Lear Corp.

The average revenue (as of the latest fiscal year end) of the Compensation Peer Group is $26.2 billion, and the average net income is $1.3 billion. When the Compensation Peer Group gives us inadequate data for a particular executive officer due to insufficient sample size, Towers Watson uses the general industry company data from its annual executive compensation survey. When determining fiscal year 2010 compensation, the Committee did not, however, require the use of general industry data to make any specific compensation decisions for the named executive officers.

In general, we set the total direct compensation opportunity for our executive officers using the 50th percentile of the Compensation Peer Group or general industry survey as an initial guideline. Generally, this results in pay differences among our named executive officers based on position, which is consistent with the survey data. The total target direct compensation opportunity for our executive officers ranges from the 50th to the 75th percentile of survey data based on the executive officer’s experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.

Base Salary

We pay our named executive officers and other employees a base salary as part of a competitive compensation package and to provide a stable source of income. We typically consider salary levels as part of our annual compensation review process or upon a promotion. When we establish base salaries for executive officers, we consider salaries that companies in the Compensation Peer Group or general industry pay for similar positions. When inadequate data is available from the companies in the Compensation Peer Group, we consider salaries that companies in general industry pay for similar positions. We use the 50th percentile of the Compensation Peer Group as a guideline for setting salaries subject to other variables as we describe above under “Reviewing our Executive Compensation Programs and Establishing Compensation Levels.”

Salary changes are generally effective October 1 of each year to correspond with the beginning of the new fiscal year. Salary changes may occur at other times, particularly on the occurrence of a promotion or other type of job change.

Annual Performance Incentive

Our annual cash-based performance incentive focuses participants on our fiscal year business and financial objectives. We believe that achieving our annual business and financial objectives are important to executing our business strategy, delivering long-term value to shareholders, and sustaining our credibility with investors. At the beginning of each fiscal year, the Committee approves the fiscal year performance objectives and a target incentive opportunity (which we measure as a percentage of base salary) for each executive officer, as well as the potential incentive opportunity percentages for maximum and threshold performance. No annual incentive payments are payable to a named executive officer if the pre-established, minimum performance levels are not met. In addition, the financial based performance measures under the plan are based on our annual financial statements (Form 10-K), which are subject to an independent audit by our outside auditing firm, PricewaterhouseCoopers. This provides us and shareholders with an independent check on the calculation of incentive payouts under the annual incentive plan.

Fiscal Year 2010 Performance Goals and Results:  Performance measures are based on either overall corporate performance or performance at the relevant business unit.

Corporate Performance Measures		Business Unit Performance Measures
Business Unit
		Net Cash Provided by	Earnings Before
Planned Return on	Earnings Before	Operating Activities	Interest and Taxes
Equity (“Planned	Interest and Taxes	as a Percent of	(“Business Unit
ROE”)	(“EBIT”)	Revenue	EBIT”)

We define Planned ROE as the percent of actual ROE for fiscal year 2010 compared to budgeted ROE as approved by the Board for our fiscal year 2010 profit plan. ROE is pre-tax earnings divided by total shareholders’ equity at the beginning of the fiscal year (as reported in our Annual Report on Form 10-K)	We define EBIT as net income attributable to Johnson Controls, Inc., adjusted for income tax expense and certain significant non-recurring items, such as gain or loss on divestitures, restructuring expense, and the adoption of new accounting pronouncements, all as reflected in our audited financial statements that appear in our Annual Report on Form 10-K.	We define Net Cash Provided by Operating Activities as average trade working capital (defined as the sum of net accounts receivable, inventory, and net customer tooling less accounts payable) divided by revenue. This measure is expressed as a percent of revenue to take into consideration business expansion and contraction and foreign exchange rate volatility. We may adjust net cash from operations and revenue for certain non-recurring items that impact comparability, such as acquisitions and divestitures.	We define Business Unit EBIT as business unit net income attributable to Johnson Controls, Inc., adjusted for income tax expense and certain significant non-recurring items, such as gain or loss on divestitures, restructuring expense, and the adoption of new accounting pronouncements, all as reflected in our audited financial statements that appear in our Annual Report on Form 10-K.

For fiscal year 2010, the objectives and actual results based on the above measures are shown in the chart below. The Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of financial goals between the various levels.

			Automotive Experience		Building Efficiency		Power Solutions
			Year-over-		Year-over-		Year-over-
			Year		Year		Year
			Improvement		Improvement		Improvement
			in Net Cash		in Net Cash		in Net Cash
			from		from		from
			Operating		Operating		Operating
	Corporate		Activities	Business	Activities	Business	Activities	Business
	Planned	EBIT	as % of	Unit EBIT	as % of	Unit EBIT	as % of	Unit EBIT
	ROE	(MM)	Revenue	(MM)	Revenue	(MM)	Revenue	(MM)

Target	100.0%	$1,252	0.0%	$150	0.0%	$819	0.0%	$503
Maximum	115.0%	$1,719	35.0%	$300	20.0%	$1,024	20.0%	$614
Threshold	75.0%	$786	-35.0%	$0	-20.0%	$614	-20.0%	$391
Actual Payout Factor	139.9%	$2,023.7	61.9%	$764.8	26.4%	$763.7	27.6%	$640.6

We selected Planned ROE as a performance measure because we wanted to focus on achieving an appropriate rate of return on shareholder investment. The EBIT measure was selected because the level of EBIT we achieve reflects our operating strength and efficiency. Net Cash From Operating Activities as a Percent of Revenue was selected because it measures our achievement in efficiently managing our trade working capital as well as our ability to manage the balance sheet. All three of these measures have significant impact on long-term stock price and on meeting the investing community’s expectations. We feel that the performance measures used for our annual incentives, together with the equity-based incentives and stock retention requirements, provide a high level of transparency and a good balance that focuses our executive officers on achieving short-term goals while not encouraging behavior that could be detrimental to sustainable, long-term value.

Fiscal Year 2010 Target Incentive Opportunity and Payout for the Named Executive Officers:  For each fiscal year, the Committee approves a target incentive opportunity (which we measure as a percentage of base salary) for each executive officer; as well as the potential incentive opportunity percentages for maximum and threshold performance. For fiscal year 2010, the target incentive opportunity percentages for the named executive officers ranged from 100% to 156% of base salaries. For each executive officer, the actual payout potentially could range from zero to two times the target payout percentage, depending on achievement of goals, with potential payments increasing as performance improves (though not above two times the target payout percentage). The Committee has the discretion to decrease the size of the bonus payout based in part on an assessment of the executive officer’s individual performance. The Committee makes this assessment for our Chief Executive Officer based on its subjective evaluation of performance relative to strategic, financial and leadership objectives that the Committee or our Board has approved and has discretion to decrease the amount of the incentive award that our Chief Executive Officer would otherwise receive. Our Chief Executive Officer makes this assessment for the other executive officers based on his subjective evaluation of performance relative to strategic, financial and leadership objectives that he has approved and has the authority to decrease the amount of the incentive award that the executive officer would otherwise receive, subject to Committee approval. We establish the annual performance incentive during the first quarter of the fiscal year to which the award relates.

Based on the fiscal year 2010 performance results, producing the second most profitable year in the Company’s history, and after reflecting the exercise of discretion that we discuss above, the table below provides additional information regarding the bonus payout calculation.

	Performance Weight		Bonus Payout as % of Target
Name	Corporate	Business Unit	Corporate Factor	Business Unit Factor

Stephen A. Roell	100%	n/a	192%	n/a
R. Bruce McDonald	100%	n/a	192%	n/a
C. David Myers	30%	70%	192%	104.9%
Beda Bolzenius	30%	70%	192%	192.0%
Alex A. Molinaroli	30%	70%	192%	192.0%

The “Grants of Plan-Based Awards” table sets out the threshold, target, and maximum award potential for each named executive officer and actual payouts are shown in the Summary Compensation Table.

Long-Term Cash Performance Incentive

We tie the value of awards under our long-term cash incentive program to our long-term performance over a three-year period, and the program therefore serves to ensure that an executive’s pay under this program depends upon the extent to which we achieve our long-term financial objectives. By using a mix of stock options, restricted stock, and the long-term cash incentive, we are able to compensate executives for both sustained increases in our stock performance, as well as the achievement of key long-term financial objectives. We base the long-term incentive on achieving business plans that our Board approves. We grant long-term performance incentive awards under this program at the beginning of the three-year performance period to which the award relates. At the end of each performance period, the Committee applies the objective-based formula that it approved in advance to determine each executive’s award for the performance period. In addition, the financial based performance measures under the plan are based on our annual financial statements (form 10-K), which are subject to an independent audit by our outside auditing firm, PricewaterhouseCoopers. This provides us and shareholders with an independent check on the calculation of incentive payouts under the long-term cash incentive plan.

The 2010 Grant:  The “Grants of Plan-Based Awards” table sets out the threshold, target, and maximum award potential for the long-term incentive performance awards we granted in fiscal year 2010 to each named executive officer for the performance period covering fiscal years 2010, 2011, and 2012.

We based each executive officer’s long-term cash incentive performance award opportunity for this performance period on annual objectives for corporate pre-tax earnings and pre-tax return on invested capital (“ROIC”). We have established targets of $414.8 million pre-tax earnings and 10.5% ROIC for fiscal year 2010. We define pre-tax earnings as income before income taxes, adjusted for certain significant non-recurring items, such as gain or loss on divestitures, restructuring expense, and the adoption of new accounting pronouncements, all as reflected in our audited financial statements that appear in our Annual Report on Form 10-K. We define ROIC as income before income taxes adjusted by total financing costs and certain significant non-recurring items, such as gain or loss on divestitures, restructuring expense, and the adoption of new accounting pronouncements, divided by invested capital. Invested capital is defined as the monthly weighted-average sum of shareholders equity plus total debt, less cash. We base the ROIC target each year on meeting the amounts set forth in the financial plan for that year. Our Board reviews and approves the financial plan each year. An executive officer would not receive a long-term incentive payout with respect to fiscal year 2010 under the 2010-2012 award if our pre-tax earnings were less than $378.5 million. An executive officer would receive the maximum potential payout with respect to fiscal year 2010 under the 2010-2012 award if our performance met or exceeded 11.3% ROIC and $451 million pre-tax earnings.

To calculate the payment an executive officer will receive under a long-term incentive award, we determine the performance results for each year in the three-year cycle, and calculate a weighted average for the three-year cycle based on the following: weighted 1/6 for the first year in performance cycle, weighted 2/6 for the second year in performance cycle, and weighted 3/6 for the third year in the performance cycle.

The Payout for the 2008 to 2010 Performance Period:  Executive officers were eligible in fiscal year 2010 for a payout under the three-year performance cycle of 2008-2010. For this cycle, the payout target percentages ranged from 70% to 130% of base salary for the named executive officers. The two financial measures for this cycle were pre-tax earnings and pre-tax ROIC. Our pre-tax earnings results were $1.79 billion, $402.7 million, and $1.67 billion for 2008, 2009, and 2010, respectively, and our pre-tax ROIC results were 15.4%, 4.5%, and 15.2% for 2008, 2009, and 2010, respectively. This performance resulted in payout percentages of 150.9%, 0%, and 200% of target for 2008, 2009 and 2010, respectively. Based on the performance that we discuss above, the Committee approved a payout percentage of 125.2%, payable to executives in the program, including the named executive officers. We show the amount in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

Stock Option Awards

We award stock options to executives to:

•	Enhance the link between creating shareholder value and long-term incentive compensation, because the recipient realizes value from options only to the extent the value of our stock increases after the date of the option grant;

•	Maintain competitive levels of total compensation; and

•	Retain outstanding employees by requiring that executives continue their employment with our company to vest options.

We made all of our stock option grants to executives in fiscal year 2010 pursuant to our 2007 Stock Option Plan, which shareholders approved in January 2007. The exercise price of fiscal year 2010 stock options is equal to the New York Stock Exchange closing price of our common stock on the date of the grant. We do not engage in or permit “backdating” or repricing of stock options, and our equity compensation plans prohibit these practices.

Our executives, including our named executive officers, must earn the options through continued service. The options will vest 50% two years after the date of grant and 50% three years after the date of grant, subject to continued employment (with earlier vesting on retirement), and have a ten-year exercise term.

We provide the fiscal year 2010 stock option grant details for each named executive officer in the “Grant of Plan-Based Awards” table and related footnotes. We determine stock option awards based on the value of the executive officer’s total target compensation that we intend to deliver less the value of all other elements of total compensation.

Our policy on granting equity awards states that our annual stock option grant occurs and is effective on the first business day of our fiscal year and that any subsequent stock option grants occur and are effective on the date of a regularly scheduled Compensation Committee meeting. Executive officers do not have a role in the timing of option grants. We do not choose the time for making option grants based in any way on any pending release to the public of material information.

Restricted Stock Awards

We intend our restricted stock awards to:

•	Tie executive officers’ long-term financial interests to the long-term financial interests of shareholders, further aligning the interests of executive officers with the interests of shareholders;

•	Retain key executives officers through the four-year vesting period (subject to continued vesting for executive officers who retire); and

•	Maintain a market competitive position for total compensation.

During fiscal year 2009, the Compensation Committee approved a change to grant restricted stock annually beginning in fiscal year 2010. We believe this change better reinforces our commitment to ensuring a strong linkage between company performance and pay.

We provide the fiscal year 2010 restricted stock grant details for each named executive officer in the “Grant of Plan-Based Awards” table and related footnotes. We determine restricted stock awards by subtracting from the value of the executive’s total target compensation the value of all other elements of direct compensation and allocating a portion of the resulting difference to restricted stock awards. We determine the portion allocable to restricted stock awards based on the factors summarized in “Reviewing Our Executive Compensation Programs and Establishing Compensation Levels.”

Retirement and Other Benefits

We evaluate retirement and other benefits based on market practice of the Compensation Peer Group and general industry data. We have a long history of providing retirement benefits to our U.S. salaried employees. We provide our retirement benefits through the following plans:

•	A pension plan. All of our U.S.-based salaried employees that we hired before January 1, 2006 participate in this plan, including all of our named executive officers other than Dr. Bolzenius. Under the pension plan, a participant who has completed five years of employment with us earns the right to receive certain benefits upon retirement at normal retirement age or upon early retirement age on or after age 55 with ten years of service, based upon the participant’s years of benefit service and average compensation through the employee’s date of termination or December 31, 2014, whichever is earlier. However, for employees who were originally York International Corp. employees, including Mr. Myers, service after December 31, 2003 does not count as benefit service under the formula in this plan and compensation earned after December 31, 2013 does not count in determining average compensation. Under an agreement that we negotiated with Dr. Bolzenius at the time he joined our company, we continued Dr. Bolzenius’ German pension agreement, providing benefits that we believed were consistent with those given to senior executives of a German company.

•	A 401(k) plan. The plan generally covers all of our U.S. employees, including the named executive officers other than Dr. Bolzenius, who waived his participation in the plan in exchange for continued accrual of benefits under his German pension agreement. Under the 401(k) plan, participants can contribute up to 25% of their compensation on a pre-tax basis, although our executive officers can contribute only up to 6% of their compensation. We make a matching contribution of 75% to 100%, based on company performance, of each dollar of employee contributions up to 6% of the employee’s eligible compensation. In addition, for employees that we hired on or after January 1, 2006 and for employees who were originally York employees who are no longer receiving service credit under the pension plan, including Mr. Myers, we make an annual retirement contribution of 1% to 7% of the participant’s eligible annual compensation based on the participant’s age and service. Both the matching contribution and the annual retirement contribution are subject to vesting requirements.

•	A Retirement Restoration Plan. Because the Internal Revenue Code, or the “Code”, limits the benefits we can provide under the pension plan and the 401(k) plan, including the annual retirement contribution, we sponsor our Retirement Restoration Plan. The Retirement Restoration Plan generally allows all employees that the Code limitations impact to obtain the full intended benefit from the pension and 401(k) plans, without regard to the Code limits, upon meeting vesting requirements. These employees include our named executive officers, except that Mr. Myers, along with all other employees who were originally York employees and employees hired on or after January 1, 2006, is not eligible to participate in the pension component of the Retirement Restoration Plan. Dr. Bolzenius is not eligible to participate in the Retirement Restoration Plan as a result of his waiver of participation in the 401(k) plan. In addition, only the executive officers are allowed to contribute, on a pre-tax basis, up to 6% of their compensation that is not allowed to be deferred into the 401(k) plan and to receive a supplemental matching contribution.

•	Our named executive officers also participate in the Executive Deferred Compensation Plan, under which we permit all senior leaders required to own equity in our company to elect to defer receipt of all or any part of the compensation they would receive under the Annual and Long-Term Incentive Performance Plans or for executives designated by the Compensation Committee, the 2001 Restricted Stock Plan, until certain pre-determined payment dates. In March 2010, we amended the 2001 Restricted Stock Plan to reinstate the option for deferral for designated executives. We provide the Executive Deferred Compensation Plan as a vehicle to assist participants in saving for a secure future by allowing participants to defer compensation and associated taxes until retirement or other termination of employment. The Executive Deferred Compensation Plan also serves as a vehicle to assist our executives in managing their executive stock ownership requirements. We discuss the Executive Deferred Compensation Plan in further detail in the narrative following the “Nonqualified Deferred Compensation” table.

•	For elected officers hired prior to September 15, 2009, we maintain an Executive Survivor Benefits Plan. Under this plan, if a participating executive officer dies while he or she is an employee, then we will make certain payments to his or her beneficiary. We offer this benefit to executive officers hired prior to September 15, 2009, and coverage is in lieu of our regular group life insurance coverage and any other executive life insurance policy. All benefits under our Executive Survivor Benefits Plan cease upon retirement or other termination of employment. Any newly elected officers participate in our regular group life insurance coverage.

We provide these retirement benefits to our employees and our executive officers to help them prepare financially for retirement, to provide an incentive to stay with us by recognizing tenure, and to offer what we believe is a competitive compensation package.

We have summarized the various retirement plans in which our named executive officers may participate in greater detail in the narrative following the “Pension Benefits” table.

Other Benefits

According to our compensation philosophy, we limit the amount of executive perquisites that we provide to our executive officers. We maintain a policy regarding eligibility and use of executive perquisites, and we do not allow exceptions outside of the policy. In general, we intend the perquisites we provide to help executive officers be more productive and efficient, or to protect us and the individual executive officer from certain business risks and potential threats. In fiscal year 2010, our named executive officers received perquisites of the following types: assistance with financial planning, personal use of a company airplane (personal use of airplane is minimal, and the cumulative fiscal year 2010 value of the personal use for all named executive officers was less than $10,000), and club dues. The Committee periodically reviews competitive market data to ensure that the perquisites we provide to executive officers are reasonable and within market practice. During fiscal year 2009, the Committee eliminated the payment of tax gross-ups on perquisites to executive officers effective January 1, 2010. The Committee annually reviews use of perquisites to ensure compliance with our policy.

Separate from the perquisites policy, we have (1) a company vehicle policy that provides personal use of a vehicle to all senior leadership, including our executive officers (the type of vehicle varies by leadership level and is limited to vehicles that use our automotive seating and interiors products so that executives can experience the effectiveness of our products); and (2) an executive physical examination program that offers executive officers an annual comprehensive physical examination within a compressed time period.

Stock Ownership Requirements

We have stock ownership requirements because we believe material stock ownership by executives plays a role in effectively aligning the interests of these employees with those of our shareholders and strongly motivates executives to build long-term shareholder value. We therefore maintain an executive stock ownership policy that requires our executives to hold significant amounts of our stock. The following forms of stock ownership count toward the ownership requirement under the policy:

•	Shares the executive or immediate family members residing in the same household own outright;

•	Stock the executive holds through the Johnson Controls, Inc. 401(k) Savings & Investment Plan;

•	Stock units that we have credited to executives under deferred compensation plans; and

•	Shares that a trustee holds for the benefit of the executive.

Each executive officer named below that has been an officer of our company for more than four years has exceeded his respective guideline as of September 30, 2010.

The guidelines for executive officer stock ownership under our Executive Stock Ownership Policy are as follows:

Minimum
Ownership
Position	Name	Multiple

Chairman of the Board, President and Chief Executive Officer	Stephen A. Roell	5 times base salary
Executive Vice President and Chief Financial Officer	R. Bruce McDonald	3 times base salary
Vice President and President, Building Efficiency	C. David Myers	3 times base salary
Vice President and President, Automotive Experience	Beda Bolzenius(1)	3 times base salary
Vice President and President, Power Solutions	Alex A. Molinaroli	3 times base salary
Other Officers		3 times base salary

(1)	Dr. Bolzenius has until 2012 to meet his requirement.

Tax and Accounting Rules and Regulations

We review the impact of executive compensation on our financial statements. We also review the effect that our compensation programs will have on our standards for corporate governance.

Section 162(m) of the Internal Revenue Code limits us from deducting compensation that we pay in any year to our principal executive officer or to our other three most highly-compensated officers (other than our principal financial officer) in excess of $1 million, unless that compensation meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation that we pay only if the individual’s performance meets objective goals that the Committee has established in advance based on performance criteria that shareholders have approved). The Committee continues to emphasize performance-based compensation for executives, thus minimizing the consequences to us of Section 162(m) limits. However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for our success. Consequently, in any year, the Committee may authorize compensation that is not fully deductible under Section 162(m) if it believes such compensation is necessary to achieve our compensation objectives and protect the interests of our shareholders.

Employment and Change of Control Contracts

As we discuss more fully on page 68, we have entered into employment agreements and change of control agreements with all of our executive officers. The employment agreements protect us from certain business risks (threats from competitors, loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and define our right to terminate the employment relationship. The employment agreements also protect our executive officers from certain risks, such as death or disability, by providing for payment and benefits in the event of certain terminations of employment. The employment agreements define the events that will trigger benefits, and the amount of such benefits, in the event of a termination of employment. We believe that the benefits the employment agreements provide upon a termination of employment are customary and appropriate.

The change of control agreements provide that our named executive officers may be eligible to receive payments and other benefits if there is a change of control of our company. In addition, our executive officers may receive benefits under our equity and bonus plans if there is a change of control of our company. We intend the change of control benefits to provide some economic stability to our executive officers to enable them to focus on the performance of their duties and the best interests of our company and our shareholders without undue concern over their personal circumstances if there is a potential change of control of our company. We provide for acceleration of equity and incentive awards, in particular, to protect our executive officers’ opportunities to earn the awards if a change of control occurs.

We determined that the amounts payable under the remaining arrangements on certain triggering events, as we describe under “Potential Payments and Benefits upon Termination or Change of Control,” were consistent with market competitive practices.

Discussion of our Incentive Compensation Policies and Practices as They Relate to Risk Management

We reviewed our incentive compensation policies and practices for all employees, including our named executive officers, and determined that our incentive compensation programs are not reasonably likely to have a material adverse effect on our company. To conduct this review, the Company completed an inventory of its executive and non-executive incentive compensation plans and policies globally. This evaluation covered a wide range of practices and policies including: the balanced mix between pay elements, caps on incentives, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, use and provisions in severance/change of control policies, use of perquisites, adoption and provisions of clawback/recoupment policy, and Compensation Committee oversight. During our review, we noted several of the practices of our incentive plans (executive and broad-based) that mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, use of performance measures that are based on our Annual Report and Form 10-K filing (which are reviewed by our independent auditors), Compensation Committee discretion in payment of incentives in the executive plans, use of multiple types of long-term incentives, payment caps, significant stock ownership guidelines, and our recoupment policy.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2010, 2009 AND 2008

The following table summarizes the compensation earned in the fiscal years noted by our chief executive officer, our chief financial officer, our three other most highly compensated executive officers who were officers as of the end of the fiscal year ended September 30, 2010. We refer to these officers as our “named executive officers.”

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
			Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	(1)(2) ($)	(2) ($)	(1)(3) ($)	(4) ($)	(5) ($)	($)

Stephen A. Roell	2010	1,365,000	2,792,230	4,697,000	6,317,000	2,329,122	63,579	17,563,931
Chairman of the Board,	2009	1,371,500	0	3,674,000	1,097,000	5,105,542	253,937	11,501,979
President and Chief	2008	1,325,000	6,310,500	3,405,000	5,408,000	1,595,904	244,064	18,288,468
Executive Officer
R. Bruce McDonald	2010	776,000	667,170	1,309,000	2,219,000	374,263	67,057	5,412,490
Executive Vice President and	2009	739,500	0	1,068,800	450,000	455,431	88,907	2,802,638
Chief Financial Officer	2008	725,000	1,514,520	1,089,600	2,147,000	114,270	153,288	5,743,678
C. David Myers	2010	835,000	555,975	1,309,000	1,826,000	45,092	103,929	4,674,996
Vice President and	2009	817,000	0	1,068,800	470,000	61,710	104,976	2,522,486
President, Building Efficiency	2008	811,000	1,262,100	1,089,600	1,866,000	0	221,149	5,249,849
Beda Bolzenius	2010	779,000	555,975	1,309,000	2,179,000	768,078	14,406	5,605,459
Vice President and	2009	749,750	0	1,068,800	426,000	665,194	27,511	2,937,255
President, Automotive Experience(6)	2008	735,000	1,262,100	1,089,600	2,091,000	0	24,067	5,201,767
Alex A. Molinaroli	2010	713,000	555,975	1,193,500	1,905,000	652,613	55,748	5,075,836
Vice President and	2009	666,000	0	968,600	271,000	894,924	81,579	2,882,103
President, Power Solutions(7)

(1)	We have not reduced amounts that we show to reflect a named executive officer’s election, if any, to defer the receipt of compensation into our qualified and nonqualified deferral plans.

(2)	Amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The amounts reported for the years 2008 and 2009 do not match the amounts reported in last year’s proxy statement due to the new reporting requirements adopted by the Securities and Exchange Commission in late 2009, which require the Company to restate the amounts of these years applying the new grant date fair value methodology. Footnote 12 to our audited financial statements for the fiscal year ended September 30, 2010, which appear in our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission on November 23, 2010, includes assumptions that we used in the calculation of these amounts.

(3)	Amounts reflect the cash awards to the named executive officers which we discuss in further detail in the Compensation Discussion and Analysis under the headings “Annual Performance Incentive” and “Long-Term Cash Performance Incentive.” Our named executive officers earned the amounts shown based on performance during fiscal years 2008-2010. We paid these amounts after our fiscal year-end (September 30).

(4)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under all defined benefit pension plans that we have established, determined as of the measurement dates we used for financial statement reporting purposes for fiscal year 2010 and using interest rate and mortality rate assumptions consistent with those that we used in our financial statements. The amounts include benefits that the named executive officer may not currently be entitled to receive because the executive is not vested in such benefits. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what these calculations assume. Changes in the present value of the named executive officer’s benefits are the result of the assumptions applied (and discussed in footnote 1 to the pension table) and the value of executive compensation received over the previous five year period. No named executive officer received preferential or above market earnings on nonqualified deferred compensation.

(5)	Amounts reflect reimbursements with respect to financial planning, personal use of a vehicle, relocation expenses, executive physicals, personal use of our aircraft and club dues. (We discuss these benefits further under the heading “Other Benefits” on page 54.) Amounts for fiscal 2010 also reflect our matching contributions under our qualified and nonqualified retirement plans, as follows: Mr. Roell — $39,750; Mr. McDonald — $22,133; Mr. Myers — $51,470, and Mr. Molinaroli $20,198. The amount shown for Mr. McDonald includes $33,882 for financial planning, club memberships and personal use of our aircraft and tax gross up payments totaling $11,322 that we made prior to January 1, 2010 for benefits received in calendar year 2009. The amount shown for Mr. Myers includes $39,214 for financial planning, club memberships, and personal use of our aircraft. The amount shown for Mr. Molinaroli includes $16,219 for club memberships.

(6)	Dr. Bolzenius’ change in pension value is calculated in Euros (based on his German Pension Agreement). For purposes of disclosure in the table, we assume a conversion of Euros into US Dollars using a fixed exchange rate of 1.32027 US Dollars to 1.00 Euro to avoid distorting reported compensation due to fluctuations in exchange rates.

(7)	No data appears for Mr. Molinaroli for fiscal year 2008 because he was not a named executive officer.

GRANTS OF PLAN BASED AWARDS DURING FISCAL YEAR 2010

The following table contains information concerning the plan-based equity and non-equity awards that we granted to our named executive officers in fiscal year 2010.

						All Other	All Other
						Stock	Option
						Awards:	Awards:		Grant Date
						Number of	Number of	Exercise or	Fair Value
						Securities	Securities	Base Price	of Stock
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Underlying	Underlying	of Option	and Option
			Threshold	Target	Maximum	Options(2)	Options(3)	Awards(4)	Awards(5)
Name	Grant Date		($)(1)	($)(1)	($)(1)	(#)	(#)	($/Share)	($)

Stephen A. Roell	10/1/2009		—	—	—		610,000	24.87	4,697,000
	11/2/2009					113,000		24.71	2,792,230
	N/A	(6)	959,766	2,132,813	4,265,625	—	—	—	N/A
	N/A	(7)	887,250	1,774,500	3,549,000	—	—	—	N/A
R. Bruce McDonald	10/1/2009		—	—	—		170,000	24.87	1,309,000
	11/2/2009					27,000		24.71	667,170
	N/A	(6)	349,200	776,000	1,552,000	—	—	—	N/A
	N/A	(7)	291,000	582,000	1,164,000	—	—	—	N/A
C. David Myers	10/1/2009		—	—	—		170,000	24.87	1,309,000
	11/2/2009					22,500		24.71	555,975
	N/A	(6)	375,750	835,000	1,670,000	—	—	—	N/A
	N/A	(7)	292,250	584,500	1,169,000	—	—	—	N/A
Beda Bolzenius	10/1/2009		—	—	—		170,000	24.87	1,309,000
	11/2/2009					22,500		24.71	555,975
	N/A	(6)	350,550	779,000	1,558,000	—	—	—	N/A
	N/A	(7)	272,650	545,300	1,090,600	—	—	—	N/A
Alex A. Molinaroli	10/1/2009						155,000	24.87	1,193,500
	11/2/2009					22,500		24.71	555,975
	N/A	(6)	320,850	713,000	1,426,000	—	—	—	N/A
	N/A	(7)	249,550	499,100	998,200	—	—	—	N/A

(1)	These columns show the range of potential payouts (a) for annual incentive performance awards that we describe in the section titled “Annual Performance Incentive” in the Compensation Discussion and Analysis, and (b) for long-term incentive performance awards that we describe in the section titled “Long-Term Cash Performance Incentive” in the Compensation Discussion and Analysis. We granted the annual incentive awards for fiscal year 2010 and the long-term cash incentive performance awards for the 2010-2012 performance period at the beginning of fiscal year 2010 as we describe in the Compensation Discussion and Analysis. Payouts, if any, under the long-term incentive awards for the 2010-2012 performance periods that we granted will be based on performance for fiscal years 2010, 2011, and 2012, respectively. We would make any payments due under the 2010-2012 awards after the end of fiscal 2012, as we describe in the Compensation Discussion and Analysis.

(2)	The amounts shown in this column reflect the number of shares of restricted stock we granted to each named executive officer pursuant to the 2001 Restricted Stock Plan. The grant vests 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date, contingent on the named executive officer’s continued employment.

(3)	The amounts shown in this column reflect the number of stock options we granted to each named executive officer pursuant to the 2007 Stock Option Plan. The stock options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on the named executive officer’s continued employment, and expire, at the latest, on the tenth anniversary of the grant date.

(4)	We awarded the fiscal year 2010 stock option grants to the named executive officers with an exercise price per share equal to our closing stock price on the date of grant.

(5)	Amounts reflect the grant date fair value determined in accordance with FAS 123(R). Footnote 12 to our audited financial statements for the fiscal year ended September 30, 2010, which appear in our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission not later than November 23, 2010, includes assumptions that we used in the calculation of these amounts.

(6)	The award reflected in this row is an annual incentive performance award that we granted for the performance period of fiscal year 2010, the material terms of which we describe in the Compensation Discussion and Analysis section titled “Annual Performance Incentive.”

(7)	The award reflected in this row is a long-term incentive performance award that we granted for the performance period of fiscal years 2009-2011, the material terms of which we describe in the Compensation Discussion and Analysis section titled “Long-Term Cash Performance Incentive.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2010 YEAR-END

The following table contains information concerning equity awards held by our named executive officers that were outstanding as of September 30, 2010.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares of	of Shares of
	Unexercised	Unexercised	Option	Option	Stock That	Stock that
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable (1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)

Stephen A. Roell					195,500	5,962,750
	300,000	—	20.56	11/17/2014
	525,000	—	22.56	11/16/2015
	591,000	—	23.97	10/2/2016
	187,500	187,500	40.21	10/1/2017
	—	550,000	28.79	10/1/2018
	—	610,000	24.87	10/1/2019
R. Bruce McDonald					52,500	1,601,250
	180,000	—	13.35	11/26/2011
	60,000	—	13.43	11/20/2012
	72,000	—	17.52	11/19/2013
	150,000	—	20.56	11/17/2014
	225,000	—	22.56	11/16/2015
	192,000	—	23.97	10/2/2016
	60,000	60,000	40.21	10/1/2017
	—	160,000	28.79	10/1/2018
	—	170,000	24.87	10/1/2019
C. David Myers					37,500	1,143,750
	120,000	—	24.37	1/3/2016
	192,000	—	23.97	10/2/2016
	60,000	60,000	40.21	10/1/2017
	—	160,000	28.79	10/1/2018
	—	170,000	24.87	10/1/2019
Beda Bolzenius					45,000	1,372,500
	15,000	—	20.56	11/17/2014
	150,000	—	22.56	11/16/2015
	192,000	—	23.97	10/2/2016
	60,000	60,000	40.21	10/1/2017
	—	160,000	28.79	10/1/2018
	—	170,000	24.87	10/1/2019
Alex A. Molinaroli					37,500	1,143,750
	90,000	—	23.97	10/2/2016
	45,000	45,000	40.21	10/1/2017
	—	145,000	28.79	10/1/2018
	—	155,000	24.87	10/1/2019

(1)	We granted all options listed in this column 10 years prior to their respective expiration dates. The options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on continuous employment.

(2)	Restricted stock vesting dates are as follows: Mr. Roell — 7,500 shares will vest on August 1, 2011, 75,000 shares will vest on November 1, 2011, 56,500 will vest on November 2, 2011, and 56,500 shares will vest on November 2, 2013; Mr. McDonald — 7,500 shares will vest on August 1, 2011, 18,000 shares will vest on November 1, 2011, 13,500 shares will vest on November 2, 2011, and 13,500 shares will vest on November 2, 2013; Mr. Myers — 15,000 shares will vest on November 1, 2011, 11,250 shares will vest November 2, 2011, and 11,250 will vest on November 2, 2013; Dr. Bolzenius — 7,500 shares will vest on August 1, 2011, 15,000 shares will vest on November 1, 2011, 11,250 shares will vest on November 2, 2011, and 11,250 shares will vest on November 2, 2013; Mr. Molinaroli — 15,000 shares will vest on November 1,

2011, 11,250 will vest on November 2, 2011, and 11,250 will vest on November 2, 2013.

(3)	We calculated the market value of shares of stock that have not vested based on the September 30, 2010 closing market price for a share of our common stock, which was $30.50.

OPTION EXERCISES DURING FISCAL YEAR 2010

The following table provides information about stock options that our named executive officers exercised in fiscal year 2010.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)

Stephen A. Roell	312,000	$2,999,350	135,000	$3,521,250
R. Bruce McDonald	—	—	40,500	$1,070,280
C. David Myers	—	—	30,000	$787,650
Beda Bolzenius	—	—	15,000	$370,650
Alex A. Molinaroli	232,050	$1,723,186	30,000	$787,650

(1)	Amounts represent the product of the number of shares an officer acquired on vesting and the closing market price of the shares on the vesting date, plus the value of dividends released.

PENSION BENEFITS AS OF SEPTEMBER 30, 2010

The following table sets forth certain information with respect to the potential benefits to our named executive officers under our qualified pension and retirement restoration plans as of September 30, 2010.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Stephen A. Roell	Johnson Controls Pension Plan	27.75	1,116,182	—
	Retirement Restoration Plan	27.75	13,252,696	—
R. Bruce McDonald	Johnson Controls Pension Plan	8.92	184,188	—
	Retirement Restoration Plan	8.92	1,222,608	—
C. David Myers	Johnson Controls Pension Plan(2)	9.83	196,629	—
Beda Bolzenius(3)	German Pension Arrangement	—	2,371,889	—
Alex A. Molinaroli	Johnson Controls Pension Plan	25.75	548,678	—
	Retirement Restoration Plan	25.75	1,818,310	—

(1)	We calculated the amounts reflected in this column for all named executive officers other than Dr. Bolzenius using the following assumptions: A calculation date of September 30, 2010, a 5.50% discount rate, retirement occurring at normal retirement age based on Social Security Normal Retirement Age minus three years (Mr. Myers’ assumed retirement age is 62), and applicability of the 2009 Static Mortality Table for Annuitants per Treasury Regulation 1.430(h)(3)-1(e), that we used for financial reporting purposes as of September 30, 2010. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what these calculations assume. We calculated the amount reflected in this column for Dr. Bolzenius using the assumptions described below under “German Pension Arrangement.”

(2)	Mr. Myers is a participant in the Johnson Controls Pension Plan as a historic York Plan participant.

(3)	Dr. Bolzenius has a German Pension Arrangement. Dr. Bolzenius’ pension benefit will be paid in Euros. For purposes of disclosure in the table, we assume a conversion of Euros into US Dollars using an exchange rate as of January 1, 2007 of 1.32027 US Dollars to 1.00 Euro to avoid distorting reported compensation due to fluctuations in exchange rates.

Johnson Controls Pension Plan — The Johnson Controls Pension Plan is a defined benefit pension plan that provides benefits for most of our non-union U.S. employees, including our eligible named executive officers. Our Pension Plan has two components: (1) a component that covers Johnson Controls employees hired prior to January 1, 2006, other than York employees, and (2) a component that covers York employees who were participants in the York International Pension Plan Number One, which was merged into the Pension Plan effective December 31, 2006.

Employees we hired prior to January 1, 2006 (other than York employees) automatically became participants in our Pension Plan in the month in which they were hired. Employees hired on or after January 1, 2006, are not eligible to participate in the Pension Plan.

Subject to certain limitations that the Internal Revenue Code imposes, the monthly retirement benefit payable under our Pension Plan to participants other than the York employees, at normal retirement age in a single life annuity, is determined as follows:

•	1.15% of final average monthly compensation times years of benefit service, plus

•	0.55% of final average monthly compensation in excess of Social Security covered compensation times years of benefit service (up to 30 years).

Service after December 31, 2014 does not count as benefit service in this formula. For purposes of this formula, “final average monthly compensation” means a participant’s gross compensation, excluding certain unusual or non-recurring items of compensation, such as severance or moving expenses, for the highest five consecutive years of the last ten consecutive years of employment occurring prior to January 1, 2015. “Social Security covered compensation” means the average of the Social Security wage base for the 35 years preceding a participant’s normal retirement age. Normal retirement age for Johnson Controls participants is age 65. The benefits of all of our named executive officers, except Mr. Myers and Dr. Bolzenius are calculated using this formula.

For York employees, including Mr. Myers, participating in our Pension Plan, the monthly benefit payable at normal retirement age in a single life annuity is $25 times years of credited service, or if greater, an amount equal to 1/12th of the following:

•	1.6% of final average compensation minus 1% of the participant’s primary Social Security benefit payable at normal retirement age, times years of credited service (up to 30 years), plus

•	0.50% of final average compensation times years of credited service in excess of 30, but not more than 40, years.

Service after December 31, 2003, does not count as credited service in this formula. For purposes of this formula, compensation means the participant’s taxable compensation, plus contributions to a 401(k) plan and 50% of the amount that the participant deferred under a nonqualified deferred compensation plan, for the highest five consecutive years of the last ten consecutive years of employment occurring prior to January 1, 2014. Normal retirement age for York participants is age 65. Mr. Myers is the only named executive officer whose benefits are calculated using this formula.

Participants in our Pension Plan generally become vested in their pension benefits upon completion of 5 years of service. Our Pension Plan does not pay full pension benefits until after a participant terminates employment and reaches normal retirement age. However, a participant who terminates employment may elect to receive benefits at a reduced level at any time after age 55, as follows:

•	If a Johnson Controls participant terminates employment prior to age 55, then the reduction is 5% for each year that benefits begin before their social security retirement age. If a Johnson Controls participant terminates employment on or after age 55 and after completing ten years of service, then the reduction is 5% for each year that benefits begin before the three years preceding the participant’s Social Security retirement age.

•	If a York participant terminates employment prior to age 55, then the benefit is actuarially reduced for each year earlier than the normal retirement age. If a York participant terminates employment on or after age 55, then benefits are reduced 7% for each year that benefits begin before age 62 and 6% for each year that benefits begin before age 59.

Mr. Roell is currently eligible for early retirement under the Pension Plan.

German Pension Arrangement — We have entered into a supplemental agreement with Dr. Bolzenius that provides for retirement benefits. We refer to the supplemental agreement as the “German Pension Arrangement.” The German Pension Arrangement entitles Dr. Bolzenius to credit for one pension “unit” for each year since November 2, 2004 that he has been an employee of our subsidiary, Johnson Controls GmbH. The values of the pension units range between 28,282€ (or $37,340 using a conversion of Euros into US Dollars using an exchange rate as of January 1, 2007, of 1.32027 US Dollars to 1.00 Euro) and 10,857€ (or $14,334 using a conversion of Euros into US Dollars using an exchange rate as of January 1, 2007, of 1.32027 US Dollars to 1.00 Euro) depending on Dr. Bolzenius’ age. The annual pension benefit, paid monthly, under the German Pension Arrangement is given by the sum of all pension units credited until the time of the termination of Dr. Bolzenius’ employment.

Dr. Bolzenius’ German Pension Arrangement provides for full benefits only if his employment terminates after age 65, but permits him to receive reduced benefits upon an eligible early retirement (age 63). Upon an early retirement, Dr. Bolzenius’ benefits based on the acquired pension unit total would be reduced by 0.5% for each month the early retirement occurred prior to age 65. Dr. Bolzenius is not currently eligible for early retirement.

In calculating the amounts shown in the column titled “Present Value of Accumulated Benefit” in the table above, we used the following valuation method and material assumptions: We calculated the amounts reflected for Dr. Bolzenius in accordance with SFAS No. 87 — Employers’ Accounting for Pensions using the following assumptions: A calculation date of September 30, 2010, a 4.25% discount rate, retirement occurring at age 65, and applicability of the RT-2005 G by K. Heubeck Mortality Tables.

Retirement Restoration Plan — Our Retirement Restoration Plan is an unfunded, nonqualified plan that provides retirement benefits above the payments that an employee, other than a York employee, will receive from our Pension Plan in those cases in which the Code’s qualified plan limits restrict the employee’s benefits. The

Retirement Restoration Plan provides a benefit equal to the difference between the actual pension benefit payable under our Pension Plan and what such pension benefit would have been without regard to any Code limitation on either the amount of benefits or the amount of compensation that the benefit formula can take into account. Because Mr. Myers was a York employee, he is not eligible under the Retirement Restoration Plan for a benefit with respect to the Pension Plan. Dr. Bolzenius is also not eligible under the Retirement Restoration Plan for a benefit with respect to the Pension Plan because he is not a participant in the Johnson Controls Pension Plan.

A participant is vested in his or her Retirement Restoration Plan benefits only if vested in his or her benefits under our Pension Plan. Benefits under the Retirement Restoration Plan are payable as an annuity at the later of the participant’s termination of employment or attainment of age 55.

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL YEAR 2010

The following table sets forth certain information with respect to participation in our nonqualified Executive Deferred Compensation Plan by our named executive officers during the fiscal year ended September 30, 2010.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY(1)	Last FY(2)	Last FY(3)	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Stephen A. Roell	54,863	32,400	959,013	0	7,136,377
R. Bruce McDonald	121,860	14,783	1,422,962	0	8,388,671
C. David Myers	412,400	34,320	245,820	0	2,975,339
Beda Bolzenius	0	0	0	0	0
Alex A. Molinaroli	68,730	12,848	255,077	0	1,490,592

(1)	Certain amounts that appear in the Nonqualified Deferred Compensation table also appear in the Summary Compensation Table as compensation that a named executive officer earned in fiscal year 2010. Mr. Roell’s Executive Contributions include $54,863 that is also reported in the Salary column in the Summary Compensation Table. Mr. Roell’s Registrant Contributions include $32,400 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. McDonald’s Executive Contributions include $121,860 that is also reported in the Salary column in the Summary Compensation Table. Mr. McDonald’s Registrant Contributions include $14,783 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. Myers’ Executive Contributions include $412,400 that is also reported in the Salary column in the Summary Compensation Table. Mr. Myers’ Registrant Contributions include $34,320 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. Molinaroli’s Executive Contributions include $68,730 that is also reported in the Salary column in the Summary Compensation Table. Mr. Molinaroli’s Registrant Contributions include $12,848 that is also reported in the All Other Compensation column of the Summary Compensation Table.

(2)	Amounts shown include the company matching contributions that we make under our Retirement Restoration Plan because the Internal Revenue Code limits such contributions under our 401(k) plan.

(3)	The Aggregate Earnings are not “above-market or preferential earnings” and therefore we do not need to report them in the Summary Compensation Table. The Aggregate Earnings represent all investment earnings, net of fees, on amounts that a named executive officer has deferred. Investment earnings include amounts relating to appreciation in the price of our common stock, and negative amounts relating to depreciation in the price of our common stock, because the deferred amounts include deferred stock units, the value of which is tied to the value of our common stock. Aggregate Earnings also include dividends that we pay on restricted stock that has not yet vested, which we credit to a named executive officer’s deferred compensation account subject to vesting.

We maintain the following two nonqualified deferred compensation plans under which executives, including our named executive officers, may elect to defer their compensation. Dr. Bolzenius does not participate in the Retirement Restoration Plan because he is not a participant in the Johnson Controls Pension Plan and he has waived his participation in the 401(k) plan in exchange for continued accrual of benefits under his German pension agreement.

•	Our Executive Deferred Compensation Plan allows participants to defer up to 100% of their annual and long-term cash bonuses and, historically, restricted stock awards.

•	Our Retirement Restoration Plan allows executive officers to defer up to 6% of their compensation that is not eligible to be deferred into our 401(k) plan because of qualified plan limits that the Internal Revenue Code imposes. The Retirement Restoration Plan also credits participants with a matching contribution equal to the difference between the amount of matching contribution made under the 401(k) plan and what such matching contribution would have been without regard to any limitation that the Code imposes on either the amount of matching contribution or the amount of compensation that can be considered, and determined as if the amount the participant deferred under the Retirement Restoration Plan had been deferred into our 401(k) plan. The Retirement Restoration Plan also credits participants with an amount equal to the difference between the amount of retirement contribution made under the 401(k) plan and what such retirement contribution would have been without regard to the Code limits.

Under both plans, a participant may elect to have his or her cash deferrals credited to a common stock unit account or one or more investment accounts that are the same as those available under our 401(k) plan, which serve to measure the earnings that we will credit on the participant’s deferrals. Restricted stock deferrals under the Executive Deferred Compensation Plan are automatically credited to the common stock unit account until vested, after which the participant may reallocate deferrals to another investment account. Amounts allocated to the common stock unit account are credited with dividend equivalents, which are treated as if reinvested in additional common stock units.

Under both plans, deferred amounts are paid upon a participant’s termination of employment in a lump sum or up to ten year annual installments, as the participant elects.

Dividends paid on restricted stock awards that a participant has elected not to defer are also accumulated within the Executive Deferred Compensation Plan, deemed reinvested in common stock units, and paid to a participant in a lump sum when the related shares of restricted stock vest.

DIRECTOR COMPENSATION DURING FISCAL YEAR 2010

The following table provides information about the compensation that our directors earned during fiscal year 2010 and their holdings of equity awards as of September 30, 2010. The table does not include Mr. Roell, who is our Chairman of the Board, President and Chief Executive Officer and who received no additional compensation for his service as a director.

	Fees Earned or	Stock
	Paid in Cash(1)	Awards(2)	Total
Name	($)	($)	($)

David Abney	110,012	109,988	220,000
Dennis W. Archer	110,012	109,988	220,000
Robert L. Barnett	135,012	109,988	245,000
Natalie A. Black	110,012	109,988	220,000
Eugenio Clariond Reyes-Retana	110,012	109,988	220,000
Robert A. Cornog	135,012	109,988	245,000
Richard Goodman	110,012	109,988	220,000
Jeffrey A. Joerres	135,012	109,988	245,000
William H. Lacy	135,012	109,988	245,000
Southwood J. Morcott	116,262	109,988	226,250

(1)	Amounts shown include a portion (50%) of the annual retainer of $220,000 that we pay quarterly to each of our non-employee directors, and an additional annual retainer of $25,000 that we pay quarterly to the Chairperson of each of our committees of the Board.

(2)	Amounts shown include a grant to each director of 3,794 shares of our common stock with a closing stock price on the grant date of $28.99.

For fiscal year 2010, we paid each non-employee director $220,000 (pro rated for partial year service) in the form of an annual retainer, paid half in cash and half in shares of common stock at the then current market price, which shares we issued under the 2003 Director Stock Plan. We pay the cash portion of the retainer quarterly in October, January, April and July. We issue the stock annually using the market closing price as of the date of the Annual Meeting. We also reimburse non-employee directors for any expenses relating to their service as directors. Additionally, we pay the Chairpersons of the Audit, Compensation, Corporate Governance and Finance Committees an annual retainer of $25,000, each in cash.

New non-employee directors receive a fixed value of $85,000 payable in common stock units that are settled in cash only upon termination of service with our Board. Our Board believes that providing equality in initial grant value to new non-employee directors upon election or appointment, as well as additionally deferring settlement of the restricted stock units and requiring them to be held until termination or retirement from our Board, further supports our director stock ownership policy and is in the best interest of shareholders.

Through competitive pay analysis that was conducted by Towers Watson during fiscal year 2010, we determined that pay levels provided to non-employee directors are competitive with our peer group and other similarly sized general industry companies.

We maintain a director stock ownership policy that requires our directors to hold significant amounts of our stock. Our current stock ownership policy requires our directors to hold five times the value of the common stock portion of their retainer within five years of their election or appointment to our Board. All of our directors comply with the stock ownership policy guidelines.

We permit non-employee directors to defer all or any part of their retainer under the Deferred Compensation Plan for Certain Directors. A director may elect to treat any amount deferred as if invested in any of the investment funds that are available under our tax-qualified Savings and Investment Plan or into share units. We pay the deferred amount as adjusted for earnings, losses, gains and dividends, as applicable, to the director after the director retires or otherwise ceases service on our Board, in a lump sum or up to ten year annual installments, as the director elects. Prior to October 1, 2006, under the Director Share Unit Plan, we credited stock units annually into each non-employee director’s account. Directors may now elect to treat the value of existing units as if invested in any of the accounts available under the Savings and Investment Plan.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL

The following is a discussion of the nature and estimated value of payments and benefits that each of our named executive officers would receive in the event of termination of the executive’s employment or upon a change of control. We based the estimated value of the payments and benefits that we would provide on an assumption that the termination of employment or the change of control, or both, as applicable, occurred on September 30, 2010, the last business day of our fiscal year 2010. We can only determine the actual amounts of payments and benefits that an executive officer would receive upon his termination or upon a change of control at the actual time of such event.

Employment Agreements

We have entered into an employment agreement with each of our executive officers, including each of our named executive officers.

Each employment agreement contains substantially similar terms except for individual salary amounts and benefits. In addition to setting forth the terms and conditions of each named executive officer’s employment and the amounts payable upon the executive’s termination of employment, the employment agreements contain terms that protect the Company from certain business risks, including:

•	an agreement by the executive officer to perform his/her assigned duties by devoting full time, due care, loyalty and best efforts to the duties and complying with all applicable laws and the requirements of our policies and procedures on employee conduct;

•	a prohibition on the executive officer’s competition with our company, both during employment and for a period of one year after employment;

•	a prohibition on the executive officer’s ownership of a 5% or greater interest in any of our competitors;

•	a prohibition on the executive officer’s ability to share confidential information and trade secrets, both during employment and for two years after employment; and

•	a requirement that disputes related to the employment agreement be settled through arbitration instead of potentially costly litigation.

Summary of the Payments and Benefits Upon Each Termination Scenario

The following summarizes the types of payments and benefits to which each of our named executive officers would have been entitled if he had terminated employment on September 30, 2010, under various scenarios. These payments and benefits are generally based on the terms of the employment agreements and our relevant compensation and benefit plans, such as our Annual and Long-Term Incentive Performance Plans, stock option plans, 2001 Restricted Stock Plan, Retirement Restoration Plan, nonqualified Executive Deferred Compensation Plan, Executive Survivor Benefits Plan, and the severance plan for our U.S. salaried employees.

For each termination scenario, we have not separately quantified any amounts that a named executive officer would receive under plans generally available to all management employees that do not discriminate in favor of the named executive officers. These include distributions under our pension plan and 401(k) plan, disability benefits, vesting of stock option and restricted stock awards under equity plans, any salary or bonus awards due to the employee through the date of termination, pro-rated bonus awards relating to outstanding bonus awards and accrued vacation.

Voluntary Termination:  A named executive officer may terminate his employment with us at any time. In general, upon the executive’s voluntary termination:

•	we are not obligated to provide any severance pay;

•	all of the executive’s annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plans for which the performance period has not ended will terminate (although the executive will receive a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination);

•	the executive will forfeit all unvested stock options;

•	the executive will forfeit all unvested restricted stock and restricted stock units; and

•	all benefits and perquisites we provide will cease.

The executive will be entitled to a distribution of his vested benefits under the Retirement Restoration Plan (see the Pension Benefits Table on page 62) and the nonqualified Executive Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table on page 65).

Retirement and Early Retirement:  None of our named executive officers whom we employed on September 30, 2010 was eligible for full retirement on that date, although Mr. Roell was eligible for early retirement (which our Pension Plan defines as reaching age 55 and having 10 or more years of service). For an estimate of the value of the pension benefit for a named executive officer upon retirement, please see the Pension Benefits Table on page 62. In addition to such pension benefit, upon the executive’s full or early retirement:

•	we are not obligated to pay any severance;

•	the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plans, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance;

•	with respect to stock options:

•	the vesting of any unvested stock options that we granted to the executive under our 2000 Stock Option Plan and our 2007 Stock Option Plan that have been outstanding for at least one full calendar year after the year of grant will accelerate so that all of the options are exercisable in full (and the executive will forfeit all other options that have not been outstanding for at least one full calendar year after the date of grant);

•	the executive will retain his shares of restricted stock and restricted stock units that had not vested at the time of retirement, and they will continue to vest on the normal vesting schedule (however, the award agreement provides that the executive will not earn the award if he engages in conduct harmful to the best interests of our company after his retirement);

•	if the executive (other than Dr. Bolzenius, who is not eligible for participation in the Retirement Restoration Plan) is age 65 or older, his accounts under the Retirement Restoration Plan will vest in full; and

•	all benefits and perquisites we provide will cease.

The executive also will be entitled to a distribution of any vested benefits under the Retirement Restoration Plan (see the Pension Benefits Table on page 62) and the nonqualified Executive Deferred Compensation Plan (see Nonqualified Deferred Compensation Table on page 65).

Termination for “Cause”:  We may terminate the employment of a named executive officer for “cause” under the terms of the employment agreements. A termination for “cause” generally means a termination for theft, dishonesty, fraudulent misconduct, violation of certain provisions of the employment agreement, gross dereliction of duty, grave misconduct injurious to our company, and serious violation of the law or our policies on employee conduct. A named executive officer will not receive any special payments or benefits if we terminate his employment for “cause.” On the executive’s termination date, all of his outstanding unvested stock options will immediately terminate, and we will cancel any pending option exercises. In addition, the executive will forfeit all unvested shares of restricted stock and restricted stock units. The executive will be entitled to a distribution of his vested benefits under the Retirement Restoration Plan (see the Pension Benefits Table on page 62) and the nonqualified Executive Deferred Compensation Plan (see Nonqualified Deferred Compensation Table on page 65).

Termination without “Cause”:  If we terminate the employment of a named executive officer and the termination is not for “cause,” then:

•	the executive officer will receive a cash severance benefit in an amount equal to the greater of one year of the executive’s base salary as of the termination date or twice the amount payable under our severance plan for U.S. salaried employees. The severance benefit under the salaried severance plan depends upon the employee’s years of service with us, with severance starting at two weeks of base salary for an employee who has only one year of service and increasing to a maximum of 52 weeks of base salary for an employee who has 30 or more years of service;

•	all of the executive’s annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plans for which the performance period has not ended will terminate (although the executive will receive a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination);

•	the executive will forfeit all unvested stock options;

•	the executive will forfeit all unvested restricted stock or restricted stock units; and

•	all benefits and perquisites we provide will cease.

The executive also will be entitled to a distribution of any vested benefits under the Retirement Restoration Plan (see the Pension Benefits Table on page 62) and the nonqualified Executive Deferred Compensation Plan (see Nonqualified Deferred Compensation Table on page 65).

The following is an estimate of the severance that each named executive officer would receive assuming the termination without “cause” occurred on September 30, 2010:

	Stephen A.	R. Bruce	C. David	Beda	Alex A.
	Roell	McDonald	Myers	Bolzenius	Molinaroli

Severance	$2,467,500	$776,000	$835,000	$779,000	$1,234,038

Termination due to Disability:  If a total and permanent disability causes a named executive officer’s termination, then:

•	we are not obligated to pay severance. Rather, the executive may be entitled to disability pay under our short- and long-term disability plans for U.S. salaried employees;

•	the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plans, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance;

•	the vesting of the executive’s stock options will accelerate so that all of the options are exercisable in full;

•	all of the executive’s unvested shares of restricted stock and restricted stock units will vest;

•	the executive officer will immediately vest in his accounts under the Retirement Restoration Plan;

•	if the executive is younger than age 65, then the executive will continue to be covered under the Executive Survivor Benefits Plan, the benefits of which we describe below; and

•	all benefits and perquisites we provide will cease.

In the case of termination as a result of total and permanent disability, the executive also will be entitled to distribution of any vested benefits under the Retirement Restoration Plan (see the Pension Benefits table on page 62) and the nonqualified Executive Deferred Compensation Plan (see the Nonqualified Deferred Compensation Plan table on page 65).

The following is an estimate of the retirement restoration plan benefit that arises from vesting that accelerates due to disability that each named executive officer would receive assuming the disability termination occurred on September 30, 2010:

	Stephen A.	R. Bruce	C. David	Beda	Alex A.
	Roell	McDonald	Myers	Bolzenius	Molinaroli

Retirement Restoration Plan	$0	$0	$250,532	$0	$0

Termination due to Death:  If a named executive officer dies while he is our employee, then:

•	the executive officer is eligible for benefits under our Executive Survivor Benefits Plan if our Board elected him or her as an officer prior to September 15, 2009. Under the terms of the plan that were in effect at September 30, 2010, the beneficiaries of a named executive officer would receive a lump sum death benefit in an amount equal to three times the executive’s final base salary if the executive dies prior to age 55, or two times the executive’s base salary if the executive dies on or after age 55, plus an additional “gross-up” amount. As of September 30, 2010, the applicable multiples for the named executive officers are: Mr. Roell — two times, Mr. McDonald — three times, Mr. Myers — three times, Dr. Bolzenius — three times, and Mr. Molinaroli — three times. In addition, the beneficiaries of the executive officer would receive a continuation of the executive’s base salary for a period of six months after the executive officer’s death. During fiscal year 2009, the Executive Survivor Benefits Plan was frozen to limit participation to current elected officers. Officers elected after September 15, 2009, will participate in our regular group life insurance coverage.

•	the executive’s beneficiaries will receive, at the end of the applicable performance period for each of the executive’s annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plans, a pro-rata portion of the award amount the executive would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance;

•	the vesting of the executive’s stock options will accelerate such that the options become immediately exercisable to the extent they would have vested during the one-year period after the date of death;

•	all of the executive’s unvested shares of restricted stock and restricted stock units will vest;

•	all benefits and perquisites we provide will cease.

In the case of termination as a result of death, the executive or the executive’s beneficiaries also will be entitled to a distribution of the executive’s vested benefits under the Retirement Restoration Plan (see the Pension Benefits Table on page 62) and the nonqualified Executive Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table on page 65).

The following is an estimate of the Executive Survivor Benefits Plan value that each named executive officer would receive assuming the death occurred on September 30, 2010:

	Stephen A.	R. Bruce	C. David	Beda	Alex A.
	Roell	McDonald	Myers	Bolzenius	Molinaroli

Executive Survivor Benefits Plan(1)	$5,451,059	$4,454,376	$4,793,046	$4,242,756	$4,092,745

(1)	In determining the amount of the gross-up to include in the table above, we made the following material assumptions: a tax rate of 42.75% for Wisconsin residents and a tax rate of 39.35% for Michigan residents. During fiscal year 2009, the Committee froze this Plan to limit participation to current elected officers. No new participants are allowed.

Change of Control Agreements

We have entered into change of control agreements with each of our executive officers, including each of our named executive officers. Upon a change of control of our company, the change of control agreements supersede the employment agreements. The change of control agreements generally entitle each named executive officer to continued employment with our company or our successor for two years following the change of control, with a base salary, bonus and other benefits at least equal to the base salary, bonus and benefits we paid or provided prior to the change of control. The change of control agreements also provide for a severance payment and continued welfare and medical benefits upon termination of the executive’s employment under certain circumstances during the two year employment period that begins on the date of the change of control, as we explain in more detail under “Termination Upon or Following a Change of Control” below. The agreement defines a change of control as:

•	the acquisition by a person or group of 35% or more of our common stock;

•	a change in a majority of our Board without the endorsement of the new Board members by the existing Board members;

•	a reorganization, merger, share exchange or other corporate reorganization or a sale of all or substantially all of our assets, except if it would result in continuity of our shareholders of at least 50%, if no person owns 35% or more of the outstanding shares of the entity resulting from the transaction, and if at least a majority of our Board remains; or

•	approval by our shareholders of our liquidation or dissolution.

Summary of the Payments and Benefits Upon a Change of Control

The following summarizes the types of payments and benefits to which each of our named executive officers would have been entitled if a change of control had occurred or if both a change of control and a termination of employment had occurred, on September 30, 2010. These payments and benefits are generally based on the terms of our change of control agreements, and our relevant compensation and benefit plans, such as our Annual and Long-Term Incentive Performance Plans, stock option plans, 2001 Restricted Stock Plan, Retirement Restoration Plan, and nonqualified Executive Deferred Compensation Plan.

For each change of control scenario, we have not separately quantified any amounts that a named executive officer would receive under plans generally available to all management employees that do not discriminate in favor of the named executive officers (such as vesting of stock option and restricted stock awards under equity plans and payments of pro-rated bonus awards relating to outstanding bonus awards).

Change of Control:  In the event of a change of control of our company, which each relevant compensation and bonus plan generally defines in the same manner as under the change of control employment agreement we discuss above, the following will occur as of the time of the change of control whether or not the named executive officer’s employment terminates:

•	the executive officer will receive a pro-rata portion of the maximum amount payable under each annual and long-term bonus award outstanding under our Annual and Long-Term Incentive Performance Plans;

•	vesting of all stock options that the executive officer then holds will accelerate so that the options will be exercisable in full;

•	all of the executive officer’s unvested shares of restricted stock and restricted stock units will vest; and

•	all amounts that the executive officer accrued under the nonqualified Executive Deferred Compensation Plan and Retirement Restoration Plan will immediately vest and we will pay these amounts in full in a lump sum.

The payments and the value of benefits under the change of control agreements or under any of our other plans and programs in connection with a change of control may exceed limitations that Section 280G of the Internal Revenue Code establishes, which would cause the executive officer to pay additional federal taxes. The change of control agreement provides that we will pay the executive officer an additional amount, called a “gross-up payment,” necessary to offset any taxes of this type that the Internal Revenue Service imposes on the executive officer and any additional taxes on this payment. During fiscal year 2010, the Committee eliminated this provision for any new executive officers elected after July 27, 2010.

The following is an estimate of the Retirement Restoration Plan benefit that arises from vesting that accelerates due to the change of control and the excise tax gross up that each named executive officer would receive assuming the change of control (no termination) occurred on September 30, 2010:

	Stephen A.	R. Bruce	C. David	Beda	Alex A.
	Roell	McDonald	Myers	Bolzenius	Molinaroli

Retirement Restoration Plan	$0	$0	$250,532	$0	$0
Excise Tax Gross Up(1)	$0	$0	$0	$0	$0

(1)	The change of control agreements provide that if the aggregate payments under the change of control agreement or otherwise are an “excess parachute payment” for purposes of the Internal Revenue Code, then we will pay the executive officer the amount necessary to offset the excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. During fiscal year 2010, the Committee eliminated this provision for any new executive officers elected after July 27, 2010. In determining the amount of the excise tax gross-up to include in the table above, we made the following material assumptions: a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 7.75% state income tax rate, and a 1.45% Medicare tax rate; the calculation also assumes that we can prove that we did not grant the 2010 equity awards in connection with a change of control.

Termination Upon or Following a Change of Control:  As we discuss above, we have change of control agreements with each of our named executive officers. This agreement provides for a two year employment period that begins on the date of the change of control.

Under the agreement,

•	if we terminate the executive officer’s employment (or our successor terminates the executive officer’s employment) other than for cause;

•	if the executive officer terminates his employment for good reason;

•	if the executive officer’s employment ceases as a result of the executive officer’s death or disability; or

•	if the executive officer voluntarily terminates his employment within a 30-day period beginning on the first anniversary of the change of control (during fiscal year 2009, the Committee eliminated this trigger for any new executive officers elected after September 14, 2009);

in each case within the two year period then the executive officer or the executive officer’s beneficiary will receive:

•	a lump sum severance payment equal to three times the executive officer’s annual cash compensation, which includes the executive officer’s annual base salary and the greater of:

•	the average of the executive officer’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or

•	the sum of the annual and long-term cash bonuses for the most recently completed fiscal year;

•	payment of a pro-rata portion of the greater of the following:

•	the average of the executive officer’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or

•	the sum of the annual and long-term cash bonuses for the most recently completed fiscal year;

however, if (and only if) the executive officer’s termination occurs on the change of control date, then we will reduce this amount by the amount we paid under the Annual and Long-Term Incentive Performance Plan as a result of the change of control);

•	a cash payment equal to the lump sum value of the additional benefits the executive officer would have accrued for the remainder of the employment period under our pension plan and our Retirement Restoration Plan, assuming the executive officer is fully vested in such benefits at the time of termination; and

•	continued medical and welfare benefits for the remainder of the employment period.

As we describe under “Change of Control,” the payments and the value of benefits we provide under the change of control agreements or under any of our other plans or programs in connection with the change of control may exceed limitations that Section 280G of the Internal Revenue Code establishes. The change of control agreement provides that we will pay the executive officer a gross-up payment as applicable. During fiscal year 2010, the Committee eliminated this provision for any new executive officers elected after July 27, 2010.

The following is an estimate of the severance, continued medical and welfare benefit value, and excise tax gross up that each named executive officer would receive assuming the change of control and termination occurred on September 30, 2010:

	Stephen A.	R. Bruce	C. David	Beda	Alex A.
	Roell	McDonald	Myers	Bolzenius	Molinaroli

Severance(1)	$20,997,522	$8,238,792	$6,884,742	$8,124,348	$7,436,019
Continued Medical & Welfare Benefits(2)	$3,427,973	$315,973	$282,085	$560,277	$637,270
Excise Tax Gross Up(3)	$12,857,976	$4,863,860	$0	$4,811,300	$4,446,355

(1)	The amount reported reflects the amounts actually earned under the short- and long-term bonus awards for the performance period ending in fiscal year 2010.

(2)	The amount reflects our estimate of the cost to us of providing medical and welfare benefits for the employment period, including medical, prescription, dental, disability and life, accidental death and travel and accident insurance. The amount also includes the lump sum value of the additional benefits the named executive officer would have accrued during the employment period under our pension plan and our Retirement Restoration Plan.

(3)	The change of control agreements provide that if the aggregate payments under the change of control agreement or otherwise are an “excess parachute payment” for purposes of the Internal Revenue Code, then we will pay the named executive officer the amount necessary to offset the excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. During fiscal year 2010, the Committee eliminated this provision for any new executive officers elected after July 27, 2010. In determining the amount of the excise tax gross-up to include in the table above, we made the following material assumptions: a Section 280G excise tax rate of 20%, a 35%

federal income tax rate, a 7.75% state income tax rate, and a 1.45% Medicare tax rate; the calculation also assumes that we can prove that we did not grant the 2010 equity awards in connection with a change of control. We also assumed that no value will be attributed to reasonable compensation under any non-competition agreement. At the time of any change of control, a value may be so attributed, which would result in a reduction of amounts subject to the excise tax.

If the executive officer terminates his employment during the employment period for other than good reason (except, for our current named executive officers, during the 30-day period beginning on the first anniversary of the change of control) then the executive officer will receive only a payment of a pro-rata portion of the greater of the average of the executive officer’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or the sum of the annual and long-term cash bonuses for the most recently completed fiscal year.

If we terminate the executive officer’s employment for cause, then no additional pay or benefits are due.

We would have “cause” to terminate the executive officer’s employment under the change of control agreement if the executive repeatedly and deliberately fails to perform the duties of his position and does not correct such failure after notice, or if the executive officer is convicted of a felony involving moral misconduct.

The executive officer would have “good reason” to terminate employment under the change of control agreement if:

•	we assign the executive officer duties inconsistent with his position or we take other actions to reduce the executive officer’s authority or responsibilities;

•	we breach any provision of the change of control agreement relating to salary, bonus and benefits payable following the change of control;

•	we require the executive officer to relocate;

•	we terminate the executive officer’s employment other than as the agreement permits;

•	we fail to require the successor in the change of control transaction to expressly assume the agreement; or

•	we request that the executive perform an illegal or wrongful act in violation of our code of conduct.

The executive officer also has the right, exercisable during a 30-day period following the first anniversary of a change of control, to terminate his or her employment with us for any reason and receive the severance payments and the continued medical and welfare benefits we describe above as if the executive officer had terminated for good reason. During fiscal year 2009, the Committee eliminated this provision for any new executive officers elected after September 14, 2009.

JOHNSON CONTROLS SHARE OWNERSHIP

Directors and Officers	The following table lists our Common Stock ownership as of November 18, 2010 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common Stock.

	Amount and	Options
	Nature of	Exercisable	Units Representing
	Beneficial	within	Deferred	Percent of
Name of Beneficial Owner	Ownership(1)	60 Days(2)	Compensation(3)	Class

Roell, Stephen A.	708,618	1,766,000	160,396	0.37%
McDonald, R. Bruce	118,052	899,000	230,588	0.15%
Myers, C. David	101,188	512,000	15,060	0.09%
Bolzenius, Beda	67,424	557,000	—	0.09%
Molinaroli, Alex A.	49,204	252,500	41,552	0.04%
Abney, David E.	3,943		3,148	0.00%
Archer, Dennis W.	2,400		40,546	0.00%
Barnett, Robert L.	12,501		145,140	0.00%
Black, Natalie A.	9,086		62,242	0.00%
Clariond Reyes-Retana, Eugenio	370,743		34,445	0.05%
Cornog, Robert A.	31,831		151,391	0.00%
Goodman, Richard	4,507		11,216	0.00%
Joerres, Jeffrey A.	8,723		71,810	0.00%
Lacy, William H.	46,629		81,469	0.01%
Morcott, Southwood J.	38,287		52,670	0.01%
All Directors and Executive Officers as a group [not including deferred shares referred to in footnote(3)]	1,998,345	6,319,700
TOTAL PERCENT OF CLASS OF COMMON STOCK EQUIVALENTS	0.30%	0.93%

(1)	Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2)	Reflects common stock equivalents of stock options exercisable within 60 days that are owned by these officers.

(3)	Reflects common stock equivalents under the deferred and equity based compensation plans that are owned by these officers and directors. Units will not be distributed in the form of common stock.

Schedule 13D and Schedule 13G Filings	The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s securities. The table is based upon reports on Schedule 13Ds and Schedule 13Gs filed with the Securities and Exchange Commission as of November 18, 2010.

		Amount and
	Name and Address	Nature of	Percent of
Title of Class	of Beneficial Owner	Ownership	Class

Common Stock $0.01-7/18	FMR LLC	48,488,524	7.2%
	82 Devonshire Street Boston, MA 02109(1)
	Capital Research Global	34,545,700	5.8%
	Investors, Inc. 333 South Hope Street Los Angeles, CA 90071(2)
	BlackRock, Inc.	33,570,179	5.0%
	40 East 52nd Street New York, NY 10022(3)

(1)	FMR LLC, the parent holding company of Fidelity Management & Research Company, reported as of February 12, 2010 sole voting power with respect to 553,772 shares and shared dispositive power with respect to 48,488,524 shares.

(2)	Capital Research Global Investors, Inc. reported as of February 13, 2009, sole voting power with respect to 16,910,700 shares and sole dispositive power with respect to 34,545,700 shares.

(3)	BlackRock, Inc. reported as of January 20, 2010 sole voting power with respect to 33,570,179 shares and sole dispositive power with respect to 33,570,179 Shares. (On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, substantially all of the Barclays Global Investors entities are included as subsidiaries of BlackRock for purposes of Schedule 13G filings.)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a):	Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all reports required to be filed during fiscal year 2010 with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934 were timely made, with the exception of a report filed by C. David Myers which inadvertently missed the filing deadline to report the acquisition of a total of 75 shares of Common Stock during 2009, acquired through a discretionary brokerage account in Mr. Myers’ wife’s name over which neither Mr. or Mrs. Myers had control. The report was filed as soon as the acquisition was discovered.

By order of the Board of Directors.

Jerome D. Okarma
Vice President, Secretary
and General Counsel
December 10, 2010

Shareholder Information Summary

Executive Offices Johnson Controls, Inc. 5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, WI 53201 (414) 524-1200 www.johnsoncontrols.com webmaster@jci.com New York Stock Exchange Symbol: JCI CUSIP: 478366 107	Shareholder
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THE COMPANY IS NOT INCLUDING THIS SHAREHOLDER INFORMATION SUMMARY AS PART OF, OR INCORPORATING IT BY REFERENCE INTO, THE PROXY STATEMENT.

APPENDIX A

JOHNSON CONTROLS, INC.
ANNUAL INCENTIVE PERFORMANCE PLAN

ARTICLE 1.
PURPOSE AND DURATION

Section 1.1. Purpose.  The purpose of the Johnson Controls, Inc. Annual Incentive Performance Plan is to motivate key employees of the Company and its Affiliates who have the prime responsibility for the operations of the Company and its Affiliates to achieve performance objectives measured on an annual basis, which is intended to result in increased value to the shareholders of the Company.

Section 1.2. Duration.  The Plan was originally effective October 1, 2005. The Plan is amended and restated effective as of January 1, 2008. The Plan will remain in effect until terminated pursuant to Article 11.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions.  Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Administrator” means, with respect to executive officers of the Company, the Committee, and with respect to all other key employees, the Chief Executive Officer of the Company.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, or any successor rule or regulation thereto.

(c) “Annual Performance Award” means an opportunity granted to a Participant to receive a payment of cash based in whole or part on the extent to which one or more Performance Goals for one or more Performance Measures are achieved for the Performance Period, subject to the conditions described in the Plan and that the Administrator otherwise imposes.

(d) “Base Salary” of a Participant means the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Administrator may specify by action taken at the time of grant of an Annual Performance Award).

(e) “Board” means the Board of Directors of the Company.

(f) “Beneficiary” means the person or persons entitled to receive any amounts due to a Participant in the event of the Participant’s death as provided in Article 8.

(g) “Cause” means: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the

Participant’s employment, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a particular provision of the Code shall be deemed to include any successor provision thereto.

(i) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

(j) “Committee” means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Code Section 162(m).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular provision of the Exchange Act shall be deemed to include any successor provision thereto.

(l) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or charges, the diluted impact of goodwill on acquisitions, and any other items specified by the Administrator; provided that, for Annual Performance Awards intended to qualify as performance-based compensation under Code Section 162(m), the Administrator shall specify the Excluded Items in writing at the time the Annual Performance Award is made unless, after application of the Excluded Items, the amount payable under the Annual Performance Award is reduced.

(m) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any Affiliate, as determined by the Administrator in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(n) “Participant” means a key employee of the Company or an Affiliate who has been selected by the Administrator to participate in the Plan.

(o) “Performance Measures” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(1)	Basic earnings per common share for the Company on a consolidated basis.

(2)	Diluted earnings per common share for the Company on a consolidated basis.

(3) Total shareholder return.

(4) Net sales.

(5) Cost of sales.

(6) Gross profit.

(7) Selling, general and administrative expenses.

(8) Operating income.

(9) Earnings before interest and the provision for income taxes (EBIT).

(10)	Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA).

(11) Net income.

(12) Accounts receivable.

(13) Inventories.

(14) Trade working capital.

(15) Return on equity.

(16) Return on assets.

(17) Return on invested capital.

(18) Return on sales.

(19)	Economic value added, or other measure of profitability that considers the cost of capital employed.

(20) Free cash flow.

(21) Net cash provided by operating activities.

(22) Net increase (decrease) in cash and cash equivalents.

(23) Customer satisfaction.

(24) Market share.

(25) Quality.

The Performance Measures described in items (4) through (25) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, with respect to Annual Performance Awards that are not intended to comply with Code section 162(m), the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above.

(p) “Performance Goal” means the level(s) of performance for a Performance Measure that must be attained in order for a payment to be made under an Annual Performance Award, and/or to determine the amount of such payment based on the Performance Scale.

(q) “Performance Period” means a period of one fiscal year or less of the Company or an Affiliate as selected by the Administrator.

(r) “Performance Scale” means, with respect to a Performance Measure, a scale from which the level of achievement may be calculated for any given level of actual performance for such Performance Measure. The Performance Scale may be a linear function, a step function, a combination of the two, or any other manner of measurement as determined by the Administrator.

(s) “Plan” means the arrangement described herein, as from time to time amended and in effect.

(t) “Retirement” means termination of employment from the Company and its Affiliates (without Cause) on or after attainment of age fifty-five (55) with at least ten (10) years of vesting service or age sixty-five (65) with at least five (5) years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Administrator).

(u) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his or her occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least twelve (12) months, as determined by the Administrator. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Administrator as the Administrator determines is necessary in order to make a determination hereunder.

Section 2.2. Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability.  In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.
ELIGIBILITY

Section 3.1. Selection of Participants.  The Administrator shall select the key employees of the Company or an Affiliate for participation in the Plan. No employee shall have any right to receive an Annual Performance Award in any year even if an Annual Performance Award has been previously granted in prior years. In general, it is expected that the Administrator will determine which key employees are to receive an Annual Performance Award prior to, or within the first ninety (90) days of, the first day of the applicable Performance Period.

Section 3.2. Termination of Approval.  Until the earlier of the end of a Performance Period or a Participant’s termination of employment, the Administrator may at any time withdraw its approval for a Participant’s participation in the Plan. In the event of the Administrator’s withdrawal of approval, the employee concerned shall cease to be a Participant as of the date selected by the Administrator, the employee’s Annual Performance Awards shall be cancelled, and the employee shall not be entitled to any payment under those Annual Performance Awards unless the Administrator determines otherwise. If payment is approved by the Administrator notwithstanding the withdrawal of approval, the payment shall be made in accordance with Section 5.2, subject to Section 5.3, after the end of the Performance Period, and the payment amount shall equal the award amount calculated under Section 5.1, reduced in such manner or by such amount (if at all) as determined in the sole discretion of the Administrator. A Participant shall be notified of the Administrator’s withdrawal of its approval for the Participant’s participation in the Plan as soon as practicable following such action.

Section 3.3. Transfers In, Out and Between Eligible Positions.

(a) Notwithstanding Section 3.1, if a key employee is hired or promoted into a position that is eligible for an Annual Performance Award, the Administrator may (1) select such key employee as a Participant at any time during the course of a Performance Period, (2) take action resulting in a key employee’s receipt of an additional Annual Performance Award, where, with respect to a particular Performance Period already in progress, the key employee is currently a Participant in the Plan and already has an Annual Performance Award for that Performance Period, or (3) change the Performance Goals, Performance Measures, Performance Scale or potential award amount under an Annual Performance Award that is already in effect; provided that the Administrator may not apply the discretion described in clause (3) with regard to any Annual Performance Award that is intended to qualify as performance-based compensation under Code Section 162(m). The Administrator may, but is not required to, prorate the amount that would have otherwise been payable to the Participant under such Annual Performance Award had the Participant been employed during the entire Performance Period to reflect the Participant’s actual period of employment during the Performance Period.

(b) If a Participant is demoted during a Performance Period, the Administrator may decrease the potential award amount of any Annual Performance Award the Participant may be eligible to receive, or revise the Performance Goals, Performance Measures or Performance Scale applicable to the Participant (provided that any such revision as applied to an individual who is a covered employee under Code Section 162(m) may result only in a reduction of the amount that would have otherwise been payable absent such revision), as the Administrator determines is necessary to reflect the Participant’s demotion, or the Administrator may withdraw its approval for the Participant’s participation in the Plan in accordance with Section 3.2.

(c) If a Participant is transferred from employment by the Company to the employment of an Affiliate, or vice versa, the Administrator may revise the Participant’s Annual Performance Award to reflect the transfer, including but not limited to, changing the potential award amount, Performance Measures, Performance Goals and Performance Scale applicable to the Participant (provided that any such revision as applied to an individual who is a covered employee under Code Section 162(m) may result only in a reduction of the amount that would have otherwise been payable absent such revision).

Section 3.4. Termination of Employment.

(a) Except as otherwise provided under the terms of an employment or severance agreement between a Participant and the Company, no Participant shall earn an incentive award for a Performance Period unless the Participant is employed by the Company or an Affiliate (or is on an approved leave of absence) on the last day of such Performance Period, unless the Participant’s employment was terminated during the year as a result of Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause, or unless payment is approved by the Administrator after considering the cause of the Participant’s termination. If payment is approved by the Administrator, the payment shall be made in accordance with Section 5.2, subject to Section 5.3, after the end of the Performance Period, and the payment amount shall equal the award amount calculated under Section 5.1, reduced in such manner or by such amount (if at all) as determined in the sole discretion of the Administrator.

(b) If a Participant’s employment is terminated as a result of death, Total and Permanent Disability or Retirement, at a time when the Participant could not have been terminated for Cause, then unless otherwise determined by the Administrator, the

Participant (or the Participant’s Beneficiary or estate in the event of his or her death) shall be entitled to receive an amount equal to the product of (x) the award amount calculated under Section 5.1 and (y) a fraction, the numerator of which is the number of the Participant’s whole calendar months of employment during the Performance Period for such award and the denominator of which is the number of calendar months in the Performance Period for such award. Payment shall be made in accordance with Section 5.2, subject to Section 5.3.

ARTICLE 4.
CONTINGENT ANNUAL PERFORMANCE AWARDS

The Administrator shall determine, at the time an Annual Performance Award is granted, the Performance Period, the Performance Measure(s), the Performance Goal(s) for such Performance Measure, the Performance Scale (which may vary for different Performance Measures), and the amount payable to the Participant if and to the extent the Performance Goals are met (as measured under the Performance Scale). The amount payable to a Participant for meeting the Performance Goal(s) may be designated as a flat dollar amount or as a percentage of the Participant’s Base Salary, or may be determined by any other means specified by the Administrator at the time the Annual Performance Award is granted.

ARTICLE 5.
PAYMENT

Section 5.1. Evaluating Performance and Computing Awards.

(a) As soon as practicable following the close of a Performance Period, the Administrator shall determine and certify whether and to what extent the Performance Goals and other material terms of the Annual Performance Award for that Performance Period were satisfied, and shall determine whether any discretionary adjustments under Subsection (b) shall be made. Based on such certification, the Administrator (or its delegate) shall determine the award amount payable to a Participant under the Annual Performance Award for that Performance Period, provided that the maximum award amount for any Participant shall be, with respect to any and all Annual Performance Awards of such Participant with Performance Periods covering (or ending within) the same fiscal year of the Company, no more than six million dollars ($6,000,000).

(b) The Administrator may adjust each Participant’s potential award amount under any Annual Performance Award, based upon overall individual performance and attainment of goals, as follows:

(1)	With respect to Participants who are subject to Code Section 162(m), the amount of the Annual Performance Award may be reduced by as much as twenty percent (20%); and

(2)	With respect to all other Participants, based upon the recommendation of the Participant’s supervisor and approval by the Chief Executive Officer of the Company, the amount of the Annual Performance Award may be increased by up to a maximum of twenty percent (20%) or reduced by a maximum of twenty percent (20%).

Section 5.2. Timing and Form of Payment.  When the payment due to the Participant has been determined, unless otherwise deferred pursuant to a Participant’s election under the Company’s deferred compensation plan, payment shall be made in a cash lump sum by the 75th day following the close of the Performance Period.

Section 5.3. Inimical Conduct.  Notwithstanding the foregoing, after the end of the Performance Period for which a payment for an Annual Performance Award has accrued, but before payment or deferral of such amount actually occurs, if the Participant engages in Inimical Conduct, or if the Company determines after a Participant’s termination of employment that the Participant could have been terminated for Cause, the Annual Performance Award shall be automatically cancelled and no payment or deferral shall be made. The Administrator may suspend payment or deferral (without liability for interest thereon) pending the Administrator’s determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

ARTICLE 6.
CHANGE OF CONTROL

Section 6.1. Acceleration of Payment.  Notwithstanding any other provision of this Plan, within thirty (30) days after a Change of Control (as defined below), the Company shall pay each Participant, with respect to each Annual Performance Award of the Participant, a lump sum payment in cash equal to the product of (x) such Participant’s maximum potential award amount for the Performance Period(s) in which the Change of Control occurs, as specified in the Annual Performance Award and (y) a fraction, the numerator of which is the number of days after the first day of the Performance Period on which the Change of Control occurs and the denominator of which is the number of days in the Performance Period. If, however, the Participant has a deferral election in effect with respect to any amount payable under this Section 6.1, such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein.

Notwithstanding the foregoing, with respect to amounts payable to a Participant (or the Participant’s Beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change of Control (as defined below) also constitutes a change of control within the meaning of Code Section 409A.

Section 6.2. Definition of Change of Control.  A “Change of Control” means any of the following events:

(a) The acquisition, other than from the Company, by any individual, entity or group of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act), including in connection with a merger, consolidation or reorganization, of more than either:

(1)	Fifty percent (50%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2)	Thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b) Individuals who, as of October 1, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any twelve (12)-month period, provided that any individual becoming a director subsequent to October 1, 2005, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or

(c) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition. For purposes hereof, “a sale or other disposition of all or substantially all of the assets of the Company” will not be deemed to have occurred if the sale involves assets having a total gross fair market value of less than forty percent (40%) of the total gross fair market value of all assets of the Company immediately prior to the acquisition. For this purpose, “gross fair market value” means the value of the assets without regard to any liabilities associated with such assets.

For purposes of this Section 6.2, persons will not be considered to be acting as a “group” solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a “group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and any other corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in such corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the Company.

ARTICLE 7.
ADJUSTMENTS

In the event of any change in the outstanding shares of Company Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Administrator shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Goals established under an Annual Performance Award, such adjustments shall be made by the Administrator and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

ARTICLE 8.
BENEFICIARY

If permitted by the Company, a Participant may designate a Beneficiary by filing a beneficiary designation on the form provided by the Administrator. In such event, if the Participant dies prior to receiving any payment due hereunder, such payment shall be made to the Participant’s Beneficiary. If, however, the Participant has an effective deferral election in place for such amount under the Company’s deferred compensation plan, then the amount shall be deferred and paid in accordance with that plan. A Participant entitled to file a beneficiary designation may change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant’s designated Beneficiary is not alive at the time payment is to be made, or in the event a Participant is not entitled to file a beneficiary designation, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Administrator has notice of such divorce or legal separation prior to payment.

ARTICLE 9.
RIGHTS OF PARTICIPANTS

Section 9.1. No Funding.  No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any Affiliate) by reason of any Annual Performance Award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any Affiliate) hold any funds in reserve or trust to secure payments hereunder.

Section 9.2. No Transfer.  No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

Section 9.3. No Implied Rights; Employment.  Nothing contained in this Plan shall be construed to:

(a) Give any employee or Participant any right to receive any award other than in the sole discretion of the Administrator;

(b) Limit in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time; or

(c) Be evidence of any agreement or understanding, express or implied, that a Participant will be retained in any particular position or at any particular rate of remuneration.

ARTICLE 10.
ADMINISTRATION

Section 10.1. General.  The Plan shall be administered by the Administrator. If at any time the Committee shall not be in existence, the Board shall assume the Committee’s functions and each reference to the Committee herein shall be deemed to include the Board.

Section 10.2. Authority.  In addition to the authority specifically provided herein, the Administrator shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan or any Annual Performance Award; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.

Section 10.3. Delegation of Authority.  The Administrator may delegate to one or more officers of the Company any or all of the authority and responsibility of the Administrator, except that the Committee may not delegate any authority with respect to Annual Performance Awards that are intended to comply with Code Section 162(m). If the Administrator has made such a delegation, then all references to the Administrator in this Plan include such officer(s) to the extent of such delegation.

Section 10.4. Decision Binding.  The Administrator’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an Annual Performance Award, and such determinations and decisions shall not be reviewable.

Section 10.5. Procedures of the Committee.  The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

ARTICLE 11.
AMENDMENT AND TERMINATION

Section 11.1. Amendment.  The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, and may suspend the Plan, and the Employee Benefits Policy Committee (or any successor committee thereto) of the Company may modify or amend the Plan for ministerial or administrative changes or to conform the terms of the Plan to the requirements of applicable law; provided that, any such amendment or modification shall be approved by the Company’s shareholders to the extent required by Code Section 162(m) or other applicable law; provided, however, that no such modification, amendment, or suspension may, without the consent of the Participant or his or her Beneficiary in the case of the Participant’s death, reduce the right of a Participant, or his or her Beneficiary, as the case may be, to any payment due under the Plan except as specifically provided herein. Notwithstanding the foregoing, the Committee may amend the provisions of Article 6 prior to the effective date of a Change of Control.

Section 11.2. Termination.  The Committee may terminate the Plan in accordance with the provisions of this Section 11.2. In order for the provisions of this Section 11.2 to apply, the Committee must designate in writing that the Plan is being terminated in accordance with this Section. Upon termination of the Plan, the Committee may provide that all amounts accrued under the Plan to the date of the Plan termination (as determined by the Committee in its sole discretion) be paid in a lump sum, provided that payments to a Participant (or the Participant’s Beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability prior to the date of such Plan termination, or amounts payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment) as of the date of such Plan termination may be paid upon termination of the Plan only in the following circumstances:

(a) The Plan is terminated within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A). In such event, the payment must be paid no later than the latest of: (A) the last day of the calendar year in which the Plan termination occurs, (B) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (C) the first calendar year in which payment is administratively practicable.

(b) The Plan is terminated at any other time, provided that such termination does not occur proximate to a downturn in the financial health of the Company or an Affiliate, and all other plans required to be aggregate with this Plan under Code Section 409A are also terminated and liquidated. In such event, the payment shall be paid no earlier than twelve (12) months (and no later than twenty-four (24) months) after the date of termination. Notwithstanding the foregoing, any payment that would otherwise be paid during the twelve (12)-month period beginning on the Plan termination date pursuant to the terms of the Plan shall be paid in accordance with such terms. In addition, the Company or any Affiliate shall be prohibited from adopting a similar arrangement within three (3) years following the date of the Plan’s termination

ARTICLE 12.
TAX WITHHOLDING

The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

ARTICLE 13.
OFFSET

The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or to any Affiliate without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 14.
SUCCESSORS

All obligations of the Company under the Plan with respect to Annual Performance Awards granted hereunder shall be binding on any successor or assign of the

Company, whether the existence of such successor or assign is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

ARTICLE 15.
DISPUTE RESOLUTION

Section 15.1. Governing Law.  This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 15.2 hereof.

Section 15.2. Arbitration.

(a) Application.  Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate employer, if a Participant or Beneficiary (the “claimant”) brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b) Initiation of Action.  Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(c) Compliance with Personnel Policies.  Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the Company’s or Affiliate’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or Affiliate complaint resolution procedure has been completed.

(d) Rules of Arbitration.  All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(e) Representation and Costs.  Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(f) Discovery; Location; Rules of Evidence.  Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g) Confidentiality.  The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

APPENDIX B

JOHNSON CONTROLS, INC.
LONG-TERM INCENTIVE PERFORMANCE PLAN

ARTICLE 1.
PURPOSE AND DURATION

Section 1.1. Purpose.  The purpose of the Johnson Controls, Inc. Long-Term Incentive Performance Plan is to motivate key employees of the Company and its Affiliates who have the prime responsibility for the operations of the Company and its Affiliates to achieve performance objectives measured on a long-term basis, which is intended to result in increased value to the shareholders of the Company.

Section 1.2. Duration.  The Plan was originally effective October 1, 2005. The Plan is amended and restated effective as of January 1, 2008. The Plan will remain in effect until terminated pursuant to Article 11.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions.  Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Administrator” means, with respect to executive officers of the Company, the Committee, and with respect to all other key employees, the Chief Executive Officer of the Company.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, or any successor rule or regulation thereto.

(c) “Base Salary” of a Participant means the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Administrator may specify by action taken at the time of grant of a Long Term Performance Award).

(d) “Board” means the Board of Directors of the Company.

(e) “Beneficiary” means the person or persons entitled to receive any amounts due to a Participant in the event of the Participant’s death as provided in Article 8.

(f) “Cause” means: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a particular provision of the Code shall be deemed to include any successor provision thereto.

(h) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

(i) “Committee” means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Code Section 162(m).

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular provision of the Exchange Act shall be deemed to include any successor provision thereto.

(k) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or charges, the diluted impact of goodwill on acquisitions, and any other items specified by the Administrator; provided that, for Long Term Performance Awards intended to qualify as performance-based compensation under Code Section 162(m), the Administrator shall specify the Excluded Items in writing at the time the Long Term Performance Award is made unless, after application of the Excluded Items, the amount payable under the Long Term Performance Award is reduced.

(l) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any Affiliate, as determined by the Administrator in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(m) “Long Term Performance Award” means an opportunity granted to a Participant to receive a payment of cash based in whole or part on the extent to which one or more Performance Goals for one or more Performance Measures are achieved for the Performance Period, subject to the conditions described in the Plan and that the Administrator otherwise imposes.

(n) “Participant” means a key employee of the Company or an Affiliate who has been selected by the Administrator to participate in the Plan.

(o) “Performance Measures” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(1)	Basic earnings per common share for the Company on a consolidated basis.

(2)	Diluted earnings per common share for the Company on a consolidated basis.

(3) Total shareholder return.

(4) Net sales.

(5) Cost of sales.

(6) Gross profit.

(7) Selling, general and administrative expenses.

(8) Operating income.

(9) Earnings before interest and the provision for income taxes (EBIT).

(10)	Earnings before interest, the provision for income taxes, depreciation and amortization (EBITDA).

(11) Net income.

(12) Accounts receivable.

(13) Inventories.

(14) Trade working capital.

(15) Return on equity.

(16) Return on assets.

(17) Return on invested capital.

(18) Return on sales.

(19)	Economic value added, or other measure of profitability that considers the cost of capital employed.

(20) Net cash provided by operating activities.

(21) Free cash flow.

(22) Net increase (decrease) in cash and cash equivalents.

(23) Customer satisfaction.

(24) Market share.

(25) Quality.

The Performance Measures described in items (4) through (25) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, with respect to Long Term Performance Awards that are not intended to comply with Code Section 162(m), the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above.

(p) “Performance Goal” means the level(s) of performance for a Performance Measure that must be attained in order for a payment to be made under a Long Term Performance Award, and/or to determine the amount of such payment based on the Performance Scale.

(q) “Performance Period” means a period of more than one fiscal year of the Company or an Affiliate as selected by the Administrator.

(r) “Performance Scale” means, with respect to a Performance Measure, a scale from which the level of achievement may be calculated for any given level of actual performance for such Performance Measure. The Performance Scale may be a linear function, a step function, a combination of the two, or any other manner of measurement as determined by the Administrator.

(s) “Plan” means the arrangement described herein, as from time to time amended and in effect.

(t) “Retirement” means termination of employment from the Company and its Affiliates (without Cause) on or after attainment of age fifty-five (55) with at least ten (10) years of vesting service or age sixty-five (65) with at least five (5) years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Administrator).

(u) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his or her occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least twelve (12) months, as determined by the Administrator. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Administrator as the Administrator determines is necessary in order to make a determination hereunder.

Section 2.2. Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability.  In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.
ELIGIBILITY

Section 3.1. Selection of Participants.  The Administrator shall select the key employees of the Company or an Affiliate for participation in the Plan. No employee shall have any right to receive a Long Term Performance Award in any year even if a Long Term Performance Award has been previously granted in prior years. In general, it is expected that the Administrator will determine which key employees are to receive a Long-Term Performance Award prior to, or within the first ninety (90) days of, the first day of the applicable Performance Period.

Section 3.2. Termination of Approval.  Until the earlier of the end of a Performance Period or a Participant’s termination of employment, the Administrator may at any time withdraw its approval for a Participant’s participation in the Plan. In the event of the Administrator’s withdrawal of approval, the employee concerned shall cease to be a Participant as of the date selected by the Administrator, the employee’s Long Term Performance Award shall be cancelled, and the employee shall not be entitled to any payment under that Long Term Performance Award unless the Administrator determines otherwise. If payment is approved by the Administrator notwithstanding the withdrawal of approval, the payment shall be made in accordance with Section 5.2, subject to Section 5.3, after the end of the Performance Period, and the payment amount shall equal the award amount calculated under Section 5.1, reduced in such manner or by such amount (if at all) as determined in the sole discretion of the Administrator. A Participant shall be notified of the Administrator’s withdrawal of its approval for the Participant’s participation in the Plan as soon as practicable following such action.

Section 3.3. Transfers In, Out and Between Eligible Positions.

(a) Notwithstanding Section 3.1, if a key employee is hired or promoted into a position that is eligible for a Long Term Performance Award, the Administrator may (1) select such key employee as a Participant at any time during the course of a Performance Period, (2) take action resulting in a key employee’s receipt of an additional Long Term Performance Award, where, with respect to a particular Performance Period already in progress, the key employee is currently a Participant in the Plan and already has a Long Term Performance Award for that Performance Period, or (3) change the Performance Goals, Performance Measures, Performance Scale or potential award amount under a Long Term Performance Award that is already in effect; provided that the Administrator may not apply the discretion described in clause (3) with regard to any Long Term Performance Award that is intended to qualify as performance-based compensation under Code Section 162(m). The Administrator may, but is not required to, prorate the amount that would have otherwise been payable to the Participant under such Long Term Performance Award had the Participant been employed during the entire Performance Period to reflect the Participant’s actual period of employment during the Performance Period.

(b) If a Participant is demoted during a Performance Period, the Administrator may decrease the potential award amount of any Long Term Performance Award the Participant may be eligible to receive, or revise the Performance Goals, Performance Measures or Performance Scale applicable to the Participant (provided that any such revision as applied to an individual who is a covered employee under Code Section 162(m) may result only in a reduction of the amount that would have otherwise been payable absent such revision), as the Administrator determines is necessary to reflect the Participant’s demotion, or the Administrator may withdraw its approval for the Participant’s participation in the Plan in accordance with Section 3.2.

(c) If a Participant is transferred from employment by the Company to the employment of an Affiliate, or vice versa, the Administrator may revise the Participant’s Long Term Performance Award to reflect the transfer, including but not limited to, changing the potential award amount, Performance Measures, Performance Goals and Performance Scale applicable to the Participant (provided that any such revision as applied to an individual who is a covered employee under Code Section 162(m) may result only in a reduction of the amount that would have otherwise been payable absent such revision).

Section 3.4. Termination of Employment.

(a) Except as otherwise provided under the terms of an employment or severance agreement between a Participant and the Company, no Participant shall earn an incentive award for a Performance Period unless the Participant is employed by the Company or an Affiliate (or is on an approved leave of absence) on the last day of such Performance Period, unless the Participant’s employment was terminated during the year as a result of Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause, or unless payment is approved by the Administrator after considering the cause of the Participant’s termination. If payment is approved by the Administrator, the payment shall be made in accordance with Section 5.2, subject to Section 5.3, after the end of the Performance Period, and the payment amount shall equal the award amount calculated under Section 5.1, reduced in such manner or by such amount (if at all) as determined in the sole discretion of the Administrator.

(b) If a Participant’s employment is terminated as a result of death, Total and Permanent Disability or Retirement, at a time when the Participant could not have been terminated for Cause, then unless otherwise determined by the Administrator, the Participant (or the Participant’s Beneficiary or estate in the event of his or her death) shall be entitled to receive an amount equal to the product of (x) the award amount calculated under Section 5.1 and (y) a fraction, the numerator of which is the number of the Participant’s whole calendar months of employment during the Performance Period for such award and the denominator of which is the number of calendar months in the Performance Period for such award. Payment shall be made in accordance with Section 5.2, subject to Section 5.3.

ARTICLE 4.
CONTINGENT LONG TERM PERFORMANCE AWARDS

The Administrator shall determine, at the time a Long Term Performance Award is granted, the Performance Period, the Performance Measure(s), the Performance Goal(s) for such Performance Measure, the Performance Scale (which may vary for different Performance Measures), and the amount payable to the Participant if and to the extent the Performance Goals are met (as measured under the Performance Scale). The amount payable to a Participant for meeting the Performance Goal(s) may be designated as a flat dollar amount or as a percentage of the Participant’s Base Salary, or may be determined by any other means specified by the Administrator at the time the Long Term Performance Award is granted.

ARTICLE 5.
PAYMENT

Section 5.1. Evaluating Performance and Computing Awards.  As soon as practicable following the close of a Performance Period, the Administrator shall determine and certify whether and to what extent the Performance Goals and other material terms of the Long Term Performance Award for that Performance Period were satisfied. Based on such certification, the Administrator (or its delegate) shall determine the award amount payable to a Participant under the Long Term Performance Award for that Performance Period, provided that the maximum award amount for any Participant shall be, with respect to any and all Long Term Performance Awards of such Participant with Performance Periods ending on the last day of, or at any time within, the same fiscal year of the Company, no more than six million dollars ($6,000,000).

Section 5.2. Timing and Form of Payment.  When the payment due to the Participant has been determined, unless otherwise deferred pursuant to a Participant’s election under the Company’s deferred compensation plan, payment shall be made in a cash lump sum by the 75th day following the close of the Performance Period.

Section 5.3. Inimical Conduct.  Notwithstanding the foregoing, after the end of the Performance Period for which a payment for a Long Term Performance Award has accrued, but before payment or deferral of such amount actually occurs, if the Participant engages in Inimical Conduct, or if the Company determines after a Participant’s termination of employment that the Participant could have been terminated for Cause, the Long Term Performance Award shall be automatically cancelled and no payment or deferral shall be made. The Administrator may suspend payment or deferral (without liability for interest thereon) pending the Administrator’s determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

ARTICLE 6.
CHANGE OF CONTROL

Section 6.1. Acceleration of Payment.  Notwithstanding any other provision of this Plan, within thirty (30) days after a Change of Control (as defined below), the Company shall pay each Participant, with respect to each Long Term Performance Award of the Participant, a lump sum payment in cash equal to the product of (x) such Participant’s maximum potential award amount for the Performance Period(s) in which the Change of Control occurs, as specified in the Performance Award and (y) a fraction, the numerator of which is the number of days after the first day of the Performance Period on which the Change of Control occurs and the denominator of which is the number of days in the Performance Period. If, however, the Participant has a deferral election in effect with respect to any amount payable under this Section 6.1, such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein.

Notwithstanding the foregoing, with respect to amounts payable to a Participant (or the Participant’s Beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change of Control (as defined below) also constitutes a change of control within the meaning of Code Section 409A.

Section 6.2. Definition of Change of Control.  A “Change of Control” means any of the following events:

(a) The acquisition, other than from the Company, by any individual, entity or group of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act), including in connection with a merger, consolidation or reorganization, of more than either:

(1)	Fifty percent (50%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2)	Thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b) Individuals who, as of October 1, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any twelve (12)-month period, provided that any individual becoming a director subsequent to October 1, 2005, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or

(c) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition. For purposes hereof, “a sale or other disposition of all or substantially all of the assets of the Company” will not be deemed to have occurred if the sale involves assets having a total gross fair market value of less than forty percent (40%) of the total gross fair market value of all assets of the Company immediately prior to the acquisition. For this purpose, “gross fair market value” means the value of the assets without regard to any liabilities associated with such assets.

For purposes of this Section 6.2, persons will not be considered to be acting as a “group” solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a “group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and any other corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in such corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the Company.

ARTICLE 7.
ADJUSTMENTS

In the event of any change in the outstanding shares of Company Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Administrator shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Goals established under a Long Term Performance Award, such adjustments shall be made by the Administrator and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

ARTICLE 8.
BENEFICIARY

If permitted by the Company, a Participant may designate a Beneficiary by filing a beneficiary designation on the form provided by the Administrator. In such event, if the Participant dies prior to receiving any payment due hereunder, such payment shall be made to the Participant’s Beneficiary. If, however, the Participant has an effective deferral election in place for such amount under the Company’s deferred compensation plan, then the amount shall be deferred and paid in accordance with that plan. A Participant entitled to file a beneficiary designation may change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant’s designated Beneficiary is not alive at the time payment is to be made, or in the event a Participant is not entitled to file a beneficiary designation, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Administrator has notice of such divorce or legal separation prior to payment.

ARTICLE 9.
RIGHTS OF PARTICIPANTS

Section 9.1. No Funding.  No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any Affiliate) by reason of any Long Term Performance Award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any Affiliate) hold any funds in reserve or trust to secure payments hereunder.

Section 9.2. No Transfer.  No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

Section 9.3. No Implied Rights; Employment.  Nothing contained in this Plan shall be construed to:

(a) Give any employee or Participant any right to receive any award other than in the sole discretion of the Administrator;

(b) Limit in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time; or

(c) Be evidence of any agreement or understanding, express or implied, that a Participant will be retained in any particular position or at any particular rate of remuneration.

ARTICLE 10.
ADMINISTRATION

Section 10.1. General.  The Plan shall be administered by the Administrator. If at any time the Committee shall not be in existence, the Board shall assume the Committee’s functions and each reference to the Committee herein shall be deemed to include the Board.

Section 10.2. Authority.  In addition to the authority specifically provided herein, the Administrator shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan or any Long Term Performance Award; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.

Section 10.3. Delegation of Authority.  The Administrator may delegate to one or more officers of the Company any or all of the authority and responsibility of the Administrator, except that the Committee may not delegate any authority with respect to Long Term Performance Awards that are intended to comply with Code Section 162(m). If the Administrator has made such a delegation, then all references to the Administrator in this Plan include such officer(s) to the extent of such delegation.

Section 10.4. Decision Binding.  The Administrator’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or a Long Term Performance Award, and such determinations and decisions shall not be reviewable.

Section 10.5. Procedures of the Committee.  The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

ARTICLE 11.
AMENDMENT AND TERMINATION

Section 11.1. Amendment.  The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, and may suspend the Plan, and the Employee Benefits Policy Committee (or any successor committee thereto) of the Company may modify or amend the Plan for ministerial or administrative changes or to conform the terms of the Plan to the requirements of applicable law; provided that, any such amendment or modification shall be approved by the Company’s shareholders to the extent required by Code Section 162(m) or other applicable law; provided, however, that no such modification, amendment, or suspension may, without the consent of the Participant or his or her Beneficiary in the case of the Participant’s death, reduce the right of a Participant, or his or her Beneficiary, as the case may be, to any payment due under the Plan except as specifically provided herein. Notwithstanding the foregoing, the Committee may amend the provisions of Article 6 prior to the effective date of a Change of Control.

Section 11.2. Termination.  The Committee may terminate the Plan in accordance with the provisions of this Section 11.2. In order for the provisions of this Section 11.2 to apply, the Committee must designate in writing that the Plan is being terminated in accordance with this Section. Upon termination of the Plan, the Committee may provide that all amounts accrued under the Plan to the date of the Plan termination (as determined by the Committee in its sole discretion) be paid in a lump sum, provided that payments to a Participant (or the Participant’s Beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability prior to the date of such Plan termination, or amounts payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment) as of the date of such Plan termination may be paid upon termination of the Plan only in the following circumstances:

(a) The Plan is terminated within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A). In such event, the payment must be paid no later than the latest of: (A) the last day of the calendar year in which the Plan termination occurs, (B) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (C) the first calendar year in which payment is administratively practicable.

(b) The Plan is terminated at any other time, provided that such termination does not occur proximate to a downturn in the financial health of the Company or an Affiliate, and all other plans required to be aggregate with this Plan under Code Section 409A are also terminated and liquidated. In such event, the payment shall be paid no earlier than twelve (12) months (and no later than twenty-four (24) months) after the date of termination. Notwithstanding the foregoing, any payment that would otherwise be paid during the twelve (12)-month period beginning on the Plan termination date pursuant to the terms of the Plan shall be paid in accordance with such terms. In addition, the Company or any Affiliate shall be prohibited from adopting a similar arrangement within three (3) years following the date of the Plan’s termination.

ARTICLE 12.
TAX WITHHOLDING

The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

ARTICLE 13.
OFFSET

The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or to any Affiliate without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 14.
SUCCESSORS

All obligations of the Company under the Plan with respect to Long Term Performance Awards granted hereunder shall be binding on any successor or assign of the Company, whether the existence of such successor or assign is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

ARTICLE 15.
DISPUTE RESOLUTION

Section 15.1. Governing Law.  This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 15.2 hereof.

Section 15.2. Arbitration.

(a) Application.  Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate employer, if a Participant or Beneficiary (the “claimant”) brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b) Initiation of Action.  Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(c) Compliance with Personnel Policies.  Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the Company’s or Affiliate’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or Affiliate complaint resolution procedure has been completed.

(d) Rules of Arbitration.  All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(e) Representation and Costs.  Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’

fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(f) Discovery; Location; Rules of Evidence.  Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g) Confidentiality.  The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

Misc - 216 - 10

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 Check this box if address change, and indicate correction below: COMPANY # To vote by Internet or telephone, see reverse side of this proxy card. Proxy 2011 Annual Meeting January 26, 2011 The Board of Directors recommends a vote FOR items 1 through 6, and “THREE YEARS” on item 7 FOR ALL WITHHOLD FROM ALL 1. Election of Directors 01 Natalie A. Black 02 Robert A. Cornog 03 William H. Lacy 04 Stephen A. Roell EXCEPTIONS To withhold authority to vote for any individual nominee(s), write the number code(s) of the nominee(s) in the exceptions box. Please fold here Do not separate 2. Ratification of PricewaterhouseCoopers as independent auditors for 2011. FOR AGAINST ABSTAIN 3. Approval of a proposed amendment to the Johnson Controls, Inc. Restated Articles of Incorporation to allow for a majority voting standard for uncontested elections of directors. FOR AGAINST ABSTAIN 4. Approval of the Johnson Controls, Inc. Annual Incentive Performance Plan. FOR AGAINST ABSTAIN 5. Approval of the Johnson Controls, Inc. Long-Term Incentive Performance Plan. FOR AGAINST ABSTAIN 6. Advisory vote on compensation of our named executive officers. FOR AGAINST ABSTAIN 7. Advisory vote on the frequency of the advisory vote on compensation of our named executive officers. THREE YEARS TWO YEARS ONE YEAR If no direction is indicated on your returned card, this proxy will be voted FOR all nominees listed in item 1, FOR item 2, FOR item 3, FOR item 4, FOR item 5, and FOR item 6, not voted on item 7, and voted in the discretion of the proxies upon other such matters which may properly come before the meeting or any adjournments thereof. [Important information contained on reverse side; please read.] Dated: Please sign in box. Please sign name exactly as it appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.

The signatory, having received the Notice of Meeting and Proxy Statement dated December 10, 2010, and Annual Report on Form 10-K, hereby appoints S.A. Roell and J. D. Okarma, and each of them, proxies with power of substitution to vote for the signatory at the annual shareholders’ meeting of Johnson Controls, Inc., to be held on January 26, 2011, and at any adjournments thereof, hereby revoking any proxy heretofore given by the signatory for such meeting. This proxy when properly executed will be voted in the manner directed therein by the signatory.Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your Proxy Form. This proxy allows you to vote all non-broker account shares of Johnson Controls you hold as of November 18, 2010. If you submit your proxy by telephone or Internet, there is no need for you to mail back your Proxy Form. JOHNSON CONTROLS, INC. PROXY 2011 Annual Meeting – January 26, 2011 Johnson Controls and other plan participants: If you are a participant in the Johnson Controls Savings and Investment (401k) Plan, the Trim Masters, Inc. Retirement Plan, the Johnson Controls ASG Production Employee Savings and Investment (401k) Plan, the Johnson Controls IFM CNA Retirement Savings Plan, the Bridgewater LLC Savings and Investment (401k) Plan, the Johnson Controls Federal Systems Retirement Savings (401k) Plan, the Avanzar Interior Technologies, LLC, Savings and Investment (401k) Plan, or the JCIM US, LLC Savings and Investment (401k) Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account. Bristol Compressors Thrift and Retirement Plan participants: If you are a participant in the Bristol Compressors Thrift and Retirement Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account. The shares credited to your account in any above-referenced plan will be voted as directed. If no voting direction is indicated on your returned card, if the card is not signed, or if the card is not received by January 21, 2011 the plan shares credited to your account will be voted in the same proportion as directions received from participants. If your shares of the Company’s Common Stock are registered in your name, and no voting direction is indicated on your returned card, the shares you hold will be voted FOR all nominees listed in item 1, FOR item 2, FOR item 3, FOR item 4, FOR item 5, and FOR item 6, not voted on item 7, and voted in the discretion of the proxies upon other such matters which may properly come before the meeting or any adjournments thereof. If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials. To understand the effect of not voting your shares, please refer to the Questions and Answers section of the Proxy Statement. Please fold here — Do not separate Proxy VOTE BY TELEPHONE, INTERNET OR MAIL 24 Hours a Day, 7 Days a Week TELEPHONE INTERNET MAIL or or toll-free in U.S. and Canada: 800-560-1965 http://www.eproxy.com/jci/ Use any touch-tone telephone to vote your proxy. Have your Proxy Form and the last four digits of your Social Security Number or Taxpayer Identification Number in hand when you call. Use the Internet to vote your proxy. Have your Proxy Form and the last four digits of your Social Security Number or Taxpayer Identification Number in hand when you access the website to create your electronic ballot. Mark, sign and date your Proxy Form and return it in the postage-paid envelope we have provided.